Exhibit 99.1

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION

FOR IMMEDIATE RELEASE

15 December 2016

RECOMMENDED CASH OFFER

FOR SKY PLC

(“SKY”)

by

TWENTY-FIRST CENTURY FOX, INC.

(“21ST CENTURY FOX”)

to be effected by means of a scheme of arrangement

under Part 26 of the Companies Act 2006

Summary

•

The 21st Century Fox Board and the Independent Committee of Sky are pleased to announce that they have reached agreement on the terms of a recommended pre-conditional cash offer by 21st Century Fox for the fully diluted share capital of Sky which 21st Century Fox and its Affiliates do not already own.

•	Under the terms of the Acquisition, Sky Shareholders will be entitled to receive:

for each Sky Share:                     £10.75 in cash.

•	The price of £10.75 per Sky Share represents:

–

a premium of approximately 40 per cent. to the Closing Price of £7.69 per Sky Share on 6 December 2016, being the last Business Day before the date on which an initial proposal was received from 21st Century Fox by Sky;

–	a premium of approximately 36 per cent. to the Closing Price of £7.90 per Sky Share on 8 December 2016, being the last Business Day before the start of the Offer Period; and

–	a multiple of approximately 11.4 times Sky Adjusted EBITDA of £2,178 million for the twelve month period ended 30 June 2016.

•

21st Century Fox currently anticipates that the Acquisition will complete before the end of 2017. Under the terms of the Acquisition, if the Effective Date has not occurred on or before 31 December 2017, Sky Shareholders shall be entitled to receive a special dividend of 10 pence per Sky Share, payable in 2018.

•

In addition, Sky Shareholders shall be entitled to receive any dividend declared and paid by Sky in the ordinary course in 2018 and prior to the Effective Date. The price of £10.75 per Sky Share shall be reduced to the extent that:

–	the dividend in respect of the six months ending 31 December 2017 exceeds 13.06 pence per Sky Share; and

–	the dividend in respect of the year ending 30 June 2018 exceeds 21.8 pence per Sky Share.

•	Sky will not pay any dividends in 2017.

•

The Cash Consideration implies a value of approximately £11.7 billion for the fully diluted ordinary share capital of Sky (excluding the Sky Shares already owned by 21st Century Fox and its Affiliates).

•	Commenting on the Acquisition, 21st Century Fox said:

“As the founding shareholder of Sky, we are proud to have participated in its growth and development. The strategic rationale for this combination is clear. It creates a global leader in content creation and distribution, enhances our sports and entertainment scale, and gives us unique and leading direct-to-consumer capabilities and technologies. It adds the strength of the Sky brand to our portfolio, including the Fox, National Geographic and Star brands.”

“Sky is a creative, commercial, and consumer powerhouse delivering its own content to customers across all platforms. Sky is the #1 PayTV brand in all its key markets, with an exciting growth runway in each. The enhanced capabilities of the combined company will be underpinned by a more geographically diverse and stable revenue base. It will also create an improved balance between subscription, affiliate fee, advertising and content revenues. This combination creates an agile organization that is equipped to better succeed in a global market.”

•	Commenting on the Acquisition, Martin Gilbert, Deputy Chairman of Sky said:

“I am enormously proud that Sky is the number one premium pay TV provider in all its markets and is recognised as a world leading direct-to-consumer business. On top of this, the business has an outstanding track record of growth and has delivered substantial value for its shareholders over many years.

The Independent Committee, which was formed with the express purpose of protecting independent shareholders’ interests in relation to the proposal from 21st Century Fox, has given full consideration to the fundamental value and prospects for the Sky Group.

While the Independent Committee remains confident in Sky’s long-term prospects, as laid out in detail at our recent investor day in October, we, supported by our advisers, believe 21st Century Fox’s offer at a 40 per cent. premium to the undisturbed share price will accelerate and de-risk the delivery of future value for all Sky Shareholders. As a result, the Independent Committee unanimously agreed that we have a proposal that we can put to Sky shareholders and recommend.

The Independent Committee also notes 21st Century Fox’s track record in growing businesses and its ability to continue the development of Sky across Europe, in a world where entertainment and distribution are converging. 21st Century Fox’s ownership will support the delivery of Sky’s strategy and long-term growth, ensuring that it remains at the forefront of Europe’s creative industries.”

•

It is intended that the Acquisition will be implemented by means of a scheme of arrangement under Part 26 of the Companies Act, further details of which are contained in the full text of this Announcement. However, 21st Century Fox reserves the right to implement the Acquisition by way of a takeover offer (as that term is defined under section 974 of the Companies Act), subject to the Panel’s consent and the terms of the Co-operation Agreement.

•

In view of the representation of 21st Century Fox and its Affiliates on the Sky Board, an Independent Committee of the Sky Board has been formed. The Independent Committee comprises six independent non-executive directors, Martin Gilbert (Deputy Chairman), Andrew Sukawaty (Senior Independent Director), Tracy Clarke, Adine Grate, Matthieu Pigasse and Katrin Wehr-Seiter,

as well as two executive directors, Jeremy Darroch and Andrew Griffith, all of whom the Sky Board considers to be free from conflicts of interest with regard to the Acquisition. The members of the Independent Committee will act in accordance with their duties as directors and, in particular, in order to protect the interests of Sky Shareholders.

•

The Independent Committee, which has been so advised by Morgan Stanley, PJT Partners and Barclays as to the financial terms of the Acquisition, considers the financial terms of the Acquisition to be fair and reasonable. In providing their financial advice to the Independent Committee, Morgan Stanley, PJT Partners and Barclays have taken into account the commercial assessments of the Independent Committee.

•

Accordingly, the Independent Committee intends to recommend unanimously that Unaffiliated Sky Shareholders vote in favour of the Scheme at the Court Meeting and the Sky Shareholders vote in favour of the resolutions relating to the Acquisition at the Sky General Meeting, as each of the Independent Committee who own Sky Shares has irrevocably undertaken to do, or procure to be done, in respect of their own beneficial holdings of 913,299 Sky Shares representing, in aggregate, approximately 0.053 per cent. of the share capital of Sky in issue at close of business on 8 December 2016 (being the last Business Day before the start of the Offer Period. Further details of these irrevocable undertakings are set out in Appendix 3 to this Announcement.

•

The Acquisition will be subject to the satisfaction (or waiver) of the Pre-Conditions set out in Appendix 1, Conditions and certain further terms set out in Appendix 2 and the full terms and conditions which will be set out in the Scheme Document, including the sanction of the Scheme by the Court. The Pre-Conditions relate to the receipt of competition clearance in the EU, and, if either a European intervention notice or an intervention notice has been issued under sections 67 and 42 of the Enterprise Act 2002 respectively, approval of the Secretary of State, and the Conditions include, among other things, the approval of the Scheme by Unaffiliated Sky Shareholders and the sanction of the Scheme by the Court.

•

The Scheme Document will include full details of the Acquisition and the Scheme, together with notices of the Court Meeting and the Sky General Meeting and the expected timetable, and will specify the actions to be taken by Sky Shareholders in connection with the Acquisition. It is expected that the Scheme Document will be despatched to Sky Shareholders no later than 28 days after the date on which the last of the Pre-Conditions to be satisfied (or waived) is so satisfied (or waived), save as otherwise agreed between Sky and 21st Century Fox with the consent of the Panel.

This summary should be read in conjunction with, and is subject to, the full text of this Announcement (including the Appendices). The Acquisition will be subject to the Pre-Conditions set out in Appendix 1, the Conditions and certain further terms set out in Appendix 2 and to the full terms and conditions which will be set out in the Scheme Document. Appendix 3 to this Announcement contains a summary of the irrevocable undertakings received by 21st Century Fox in relation to the Acquisition. Appendix 4 contains the sources of information and bases of calculation of certain information contained in this Announcement and Appendix 5 contains definitions of certain terms used in this Announcement.

Analyst and investor call

21st Century Fox will host a conference call on 15 December 2016 to discuss the Acquisition. The call will begin at 8:00 a.m. ET.

Live teleconference dial-in numbers:

United States:  (800) 230-1085

International:   (612) 234-9960

Passcode: FOX.

Teleconference Replay dial-in numbers:

United States:   (800) 475-6701

International:    (320) 365-3844

Passcode:           412736

Subject to certain restrictions, the recorded call and the accompanying slides will be available to all interested parties at https://www.21cf.com/investor-relations/possible-offer-sky-plc.

Your attention is drawn to the important information at the back of this Announcement.

Enquiries

21st Century Fox:

21st Century Fox

Investors Reed Nolte +1 212-852-7092 Mike Petrie +1 212-852-7130	Media Nathaniel Brown +1 212-852-7746 Miranda Higham +44 207-019-5632

Deutsche Bank (Lead Financial Adviser to 21st Century Fox)	New York: +1 212 250 2500 London: +44 207 545 8000

Gavin Deane / James Arculus / Jon Krissel / Mathew Mathew

Centerview Partners (Financial Adviser to 21st Century Fox)	New York: +1 212 380 2650 London: +44 207 409 9700

Blair Effron / David Cohen / James Hartop / Tim Hannan

Goldman Sachs International (Financial Adviser to 21st Century Fox)	New York: +1 212 902 1000 London: +44 20 7774 1000

John Waldron / Mike Smith / Mark Sorrell / Owain Evans

J.P. Morgan (Financial Adviser to 21st Century Fox)	New York: +1 888 963 5089 London: +44 207 742 4000

Jennifer Nason / Hugo Baring / Marco Caggiano / Dwayne Lysaght

Sky:

Sky

Analysts / Investors Robert Kingston +44 (0) 20 7032 3726 Finsbury	Media Gavin Davis +44 207 032 7115 Faeth Birch +44 7768943171

Morgan Stanley (Financial Adviser and Corporate Broker to Sky)	+44 20 7425 8000

Simon Smith / Laurence Hopkins / Anthony Zammit / Ben Grindley

PJT Partners (Financial Adviser to Sky)	+44 20 3650 1100

Scott Matlock / Simon Lyons / Owain Parry

Barclays (Financial Adviser and Corporate Broker to Sky)	+44 20 7623 2323

Mark Astaire / Richard Taylor / Daniel Ross / Hugh Moran

Important notices relating to financial advisers

Deutsche Bank AG (“Deutsche Bank”) is authorised under German Banking Law (competent authority: European Central Bank) and, in the United Kingdom, by the Prudential Regulation Authority. It is subject to supervision by the European Central Bank and by BaFin, Germany’s Federal Financial Supervisory Authority, and is subject to limited regulation in the United Kingdom by the Prudential Regulation Authority and Financial Conduct Authority. Neither Deutsche Bank nor any other company in the Deutsche Bank Group will be responsible to any persons other than 21st Century Fox for providing any of the protections afforded to clients of Deutsche Bank nor for providing advice in relation to the Acquisition or any matters referred to in this Announcement. Neither Deutsche Bank nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Deutsche Bank in connection with this Announcement, any statement contained herein, or otherwise. Deutsche Bank is acting as financial adviser to 21st Century Fox and no one else in connection with the contents of this Announcement.

Centerview Partners UK LLP (“Centerview Partners”), which is authorised and regulated by the Financial Conduct Authority, is acting as joint financial adviser to 21st Century Fox and no one else in connection with the contents of this announcement and neither Centerview Partners nor any of its affiliates will be responsible to anyone other than 21st Century Fox for providing the protections afforded to its clients or for providing advice in connection with the contents of this announcement or any matter referred to in this announcement. Centerview Partners accordingly disclaims to the fullest extent permitted by law all and any responsibility and liability whether arising in tort, contract or otherwise (save as referred to above) which it might otherwise have in respect of this announcement.

Goldman Sachs International, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting exclusively for 21st Century Fox and no one else in connection with the Acquisition and will not be responsible to anyone other than 21st Century Fox for providing the protections afforded to clients of

Goldman Sachs International, or for providing advice in relation to the Acquisition or any matter or arrangement referred to in this Announcement. Neither Goldman Sachs International nor any of its affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Goldman Sachs International in connection with the Acquisition, this Announcement, any statement contained herein, or otherwise.

J.P. Morgan Securities LLC, together with its affiliate J.P. Morgan Limited (which conducts its UK investment banking business as J.P. Morgan Cazenove and which is authorised and regulated in the United Kingdom by the Financial Conduct Authority) (“J.P. Morgan”), is acting as financial adviser exclusively for 21st Century Fox, Inc. and no one else in connection with the Acquisition and the matters set out in this Announcement and will not regard any other person as its client in relation to the matters in this Announcement and will not be responsible to anyone other than 21st Century Fox, Inc. for providing the protections afforded to clients of J.P. Morgan or its affiliates, nor for providing advice in relation to the Acquisition, the contents of this Announcement or any other matters referred to herein.

Morgan Stanley, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, Barclays, which is authorised by the Prudential Regulation Authority and regulated in the United Kingdom by the Financial Conduct Authority and the Prudential Regulation Authority and PJT Partners, which is authorised and regulated by the Financial Conduct Authority in the United Kingdom, are each acting for Sky and no one else in connection with the matters described herein and will not be responsible to anyone other than Sky for providing the protections afforded to their respective clients, for giving advice in connection with the matters described herein or in relation to any matter referred to herein.

Further information

This Announcement is for information purposes only and is not intended to, and does not, constitute or form part of any offer or invitation, or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise. The Acquisition will be implemented solely pursuant to the terms of the Scheme Document, which will contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Acquisition. Any decision in respect of, or other response to, the Acquisition should be made only on the basis of the information contained in the Scheme Document. Sky Shareholders are advised to read the formal documentation in relation to the Acquisition carefully once it has been dispatched.

This Announcement does not constitute a prospectus or prospectus equivalent document.

21st Century Fox reserves the right to elect, with the consent of the Panel (where necessary) and subject to and in accordance with the terms of the Co-operation Agreement, to implement the Acquisition by way of an Offer. In such event, the Offer will be implemented on substantially the same terms, so far as applicable, as those which would apply to the Scheme, subject to appropriate amendments to reflect the change in method of effecting the Acquisition and the terms of the Co-operation Agreement.

Information relating to Sky Shareholders

Please be aware that addresses, electronic addresses and certain other information provided by Sky Shareholders, persons with information rights and other relevant persons for the receipt of communications from Sky may be provided to 21st Century Fox during the Offer Period as required under Section 4 of Appendix 4 of the City Code.

Overseas jurisdictions

The release, publication or distribution of this Announcement in jurisdictions other than the United Kingdom may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the UK should inform themselves about, and observe any applicable requirements. In particular, the ability of persons who are not resident in the UK to vote their Sky Shares with respect to the Scheme at the Court Meeting, or to execute and deliver forms of proxy appointing another to vote at the Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located. This Announcement has been prepared for the purpose of complying with English law and the City Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions outside the UK. Sky Shareholders who are in any doubt regarding such matters should consult an appropriate independent advisor in the relevant jurisdiction without delay. Any failure to comply with such restrictions may constitute a violation of the securities laws of any such jurisdiction.

Unless otherwise determined by 21st Century Fox or required by the City Code, and permitted by applicable law and regulation, the Acquisition will not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws of that jurisdiction and no person may vote in favour of the Acquisition by any use, means, instrumentality or form within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction. Accordingly, copies of this Announcement and any formal documentation relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send it in or into or from any Restricted Jurisdiction. If the Acquisition is implemented by way of an Offer (unless otherwise permitted by applicable law and regulation), the Offer may not be made directly or indirectly, in or into, or by the use of mails or any means or instrumentality (including, but not limited to, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of any Restricted Jurisdiction and the Offer may not be capable of acceptance by any such use, means, instrumentality or facilities.

Further details in relation to Sky Shareholders in overseas jurisdictions will be contained in the Scheme Document.

Additional information for US investors

The Acquisition relates to the shares of an English company and is being made by means of a scheme of arrangement provided for under English company law. The Acquisition is not subject to the tender offer rules or the proxy solicitation rules under the US Securities Exchange Act of 1934, as amended (the US Exchange Act). Accordingly, the Acquisition is subject to the disclosure requirements and practices applicable in the UK to schemes of arrangement which differ from the disclosure requirements of US tender offer and proxy solicitation rules. If, in the future, 21st Century Fox exercises the right to implement the Acquisition by way of a takeover offer and determines to extend the offer into the US, the Acquisition will be made in compliance with applicable US laws and regulations. Financial information included in this Announcement and the Scheme Document has been or will have been prepared in accordance with non-US accounting standards that may not be comparable to financial information of US companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the US.

It may be difficult for US holders of Sky Shares to enforce their rights and any claim arising out of the US federal laws in connection with the Acquisition, since Sky is located in a non-US jurisdiction, and some or all of its officers and directors reside outside of the US. Therefore, US holders of Sky Shares may not be able to sue a non-US company or its officers or directors in a non-US court for violations of the US securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court’s judgment.

Neither the US Securities and Exchange Commission nor any US state securities commission has approved or disapproved of this transaction, passed upon the merits or fairness of this transaction or passed upon the adequacy or accuracy of the information contained in this document.

US shareholders also should be aware that the transaction contemplated herein may have tax consequences in the United States and, that such consequences, if any, are not described herein. US shareholders are urged to consult with legal, tax and financial advisors in connection with making a decision regarding this transaction.

21st Century Fox reserves the right, subject to the prior consent of the Panel and the terms of the Co-operation Agreement, to elect to implement the Acquisition by way of an Offer. If the Acquisition is implemented by way of an Offer, it will be done in compliance with the applicable tender offer rules under the US Exchange Act, including Section 14(e) of the US Exchange Act and Regulation 14E thereunder. 21st Century Fox, certain affiliated companies and the nominees or brokers (acting as agents) may make certain purchases of, or arrangements to purchase, shares in Sky outside such an Offer during the period in which such an Offer would remain open for acceptance. If such purchases or arrangements to purchase were to be made, they would be made outside the US and would be made in accordance with applicable law, including the US Exchange Act and the City Code.

Cautionary note regarding forward-looking statements

This Announcement may contain certain forward-looking statements, within the meaning of Section 21E of the US Exchange Act , and Section 27A of the US Securities Act of 1933, as amended, with respect to the financial condition, results of operations and business of 21st Century Fox or Sky and certain plans and objectives of 21st Century Fox with respect thereto. These forward-looking statements can be identified by the fact that they do not relate to historical or current facts. Forward-looking statements also often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aims”, “continue”, “will”, “may”, “should”, “would”, “could”, or other words of similar meaning. Forward-looking statements (including those relating to the consummation of the Acquisition and the anticipated benefits thereof) by their nature address matters that are, to different degrees, uncertain. These and other forward-looking statements, including statements regarding the failure to consummate the Acquisition or to make or take any filing or other action required to consummate the Acquisition in a timely manner or at all, are not guarantees of future results and are subject to risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. In addition to the information regarding these risks, uncertainties, assumptions and other factors set forth in the public filings made by Sky and the public filings with the US Securities and Exchange Commission made by 21st Century Fox, important risk factors that may cause such a difference include, but are not limited to, (i) the completion of the Acquisition on anticipated terms and timing, (ii) the ability of Sky and 21st Century Fox to integrate the businesses successfully and to achieve anticipated benefits, (iii) the risk that disruptions from the Acquisition will harm Sky’s or 21st Century Fox’s businesses, (iv) legislative, regulatory and economic developments and (v) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements.

There are several factors which could cause actual results to differ materially from those expressed or implied in forward-looking statements. Among the factors that could cause actual results to differ materially from those described in the forward-looking statements are changes in the global, political, economic, business and competitive environments, market and regulatory forces, future exchange and interest rates, changes in tax rates, and future business combinations or dispositions.

No profit forecast or estimates

No statement in this Announcement is intended as a profit forecast or profit estimate for any period. No statement in this Announcement should be interpreted to mean that earnings per Sky Share or earnings per 21st Century Fox Share for the current or future financial years would necessarily match or exceed the historical published earnings per Sky Share or earnings per 21st Century Fox Share.

Dealing and Opening Position Disclosure Requirements of the City Code

Under Rule 8.3(a) of the City Code, any person who is interested in one per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the Offer Period and, if later, following the announcement in which any securities exchange offeror is first identified.

An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th business day following the commencement of the Offer Period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the City Code, any person who is, or becomes, interested in one per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the Offer Period commenced and when any offeror was first identified. If you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure, you should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129.

Shares in issue

In accordance with the City Code, normal United Kingdom market practice and Rule 14e-5(b) of the US Exchange Act, Barclays and its affiliates will continue to act as exempt principal trader in Sky securities on the London Stock Exchange. These purchases and activities by exempt principal traders which are required to be made public in the United Kingdom pursuant to the City Code will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at

www.londonstockexchange.com. This information will also be publicly disclosed in the United States to the extent that such information is made public in the United Kingdom.

Publication on Website

This Announcement and the documents required to be published pursuant to Rule 26.1 of the City Code will be available free of charge, subject to certain restrictions in relation to persons resident in Restricted Jurisdictions, on 21st Century Fox’s website at www.21cf.com and Sky’s website at www.sky.com/corporate by no later than 12.00 noon (London time) on the Business Day following this Announcement.

Neither the content of any website referred to in this Announcement nor the content of any website accessible from hyperlinks is incorporated into, or forms part of, this Announcement.

Sky Shareholders may request a hard copy of this Announcement by contacting Equiniti Limited on 0371 384 2091. Sky Shareholders may also request that all future documents, announcements and information in relation to the Acquisition be sent in hard copy form to such Sky Shareholder.

Rounding

Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Time

All times shown in this Announcement are London times, unless otherwise stated.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION

FOR IMMEDIATE RELEASE

15 December 2016

RECOMMENDED CASH OFFER

FOR SKY PLC

(“SKY”)

by

TWENTY-FIRST CENTURY FOX, INC.

(“21ST CENTURY FOX”)

to be effected by means of a scheme of arrangement

under Part 26 of the Companies Act 2006

1.	Introduction

The 21st Century Fox Board and the Independent Committee of Sky are pleased to announce that they have reached agreement on the terms of a recommended pre-conditional cash offer by 21st Century Fox for the fully diluted share capital of Sky which 21st Century Fox and its Affiliates do not already own.

It is intended that the Acquisition will be implemented by means of a scheme of arrangement under Part 26 of the Companies Act.

In view of the representation of 21st Century Fox and its Affiliates on the Sky Board, an Independent Committee of the Sky Board has been formed. The Independent Committee comprises six independent non-executive directors, Martin Gilbert (Deputy Chairman), Andrew Sukawaty (Senior Independent Director), Tracy Clarke, Adine Grate, Matthieu Pigasse and Katrin Wehr-Seiter, as well as two executive directors, Jeremy Darroch, Andrew Griffith, all of whom the Sky Board considers to be free from conflicts of interest with regard to the Acquisition. The members of the Independent Committee will act in accordance with their duties as directors and, in particular, in order to protect the interests of Sky Shareholders.

2.	The Acquisition

Under the terms of the Acquisition, which will be subject to satisfaction (or waiver) of the Pre-Conditions set out in Appendix 1, the Conditions and certain further terms set out in Appendix 2 and to the full terms and conditions which will be set out in the Scheme Document, Sky Shareholders will be entitled to receive:

for each Sky Share:                      £10.75 in cash.

The price of £10.75 per Sky Share represents:

–

a premium of approximately 40 per cent. to the Closing Price of £7.69 per Sky Share on 6 December 2016, being the last Business Day before the date on which an initial proposal was received from 21st Century Fox by Sky;

–	a premium of approximately 36 per cent. to the Closing Price of £7.90 per Sky Share on 8 December 2016, being the last Business Day before the start of the Offer Period; and

–	a multiple of approximately 11.4 times Sky’s Adjusted EBITDA of £2,178 million for the twelve month period ended 30 June 2016.

21st Century Fox currently anticipates that the Acquisition will complete before the end of 2017. Under the terms of the Acquisition, if the Effective Date has not occurred on or before 31 December 2017, Sky Shareholders shall be entitled to receive a special dividend of 10 pence per Sky Share, payable in 2018.

In addition, Sky Shareholders shall be entitled to receive any dividend declared and paid by Sky in the ordinary course in 2018 and prior to the Effective Date. The price of £10.75 per Sky Share shall be reduced to the extent that:

–	the dividend in respect of the six months ending 31 December 2017 exceeds 13.06 pence per Sky Share; and

–	the dividend in respect of the year ending 30 June 2018 exceeds 21.8 pence per Sky Share.

Sky will not pay any dividends in 2017.

The Cash Consideration implies a value of approximately £11.7 billion for the fully diluted share capital of Sky (excluding the Sky Shares already owned by 21st Century Fox and its Affiliates).

The Sky Shares will be acquired pursuant to the Acquisition fully paid free from all liens, charges, equitable interests, encumbrances and rights of pre-emption and any other interests of any nature whatsoever and together with all rights attaching thereto.

3.	Recommendation by the Independent Committee

The Independent Committee, which has been so advised by Morgan Stanley, PJT Partners and Barclays as to the financial terms of the Acquisition, considers the financial terms of the Acquisition to be fair and reasonable. In providing their financial advice to the Independent Committee, Morgan Stanley, PJT Partners and Barclays have taken into account the commercial assessments of the Independent Committee.

Accordingly, the Independent Committee intends to recommend unanimously that Unaffiliated Sky Shareholders vote in favour of the Scheme at the Court Meeting and the Sky Shareholders vote in favour of the resolutions relating to the Acquisition at the Sky General Meeting as each of the Independent Committee who owns Sky Shares has irrevocably undertaken to do, or procure to be done, in respect of their own beneficial holdings of 913,299 Sky Shares representing, in aggregate, approximately 0.053 per cent. of the share capital of Sky in issue at close of business on 8 December 2016 (being the last Business Day before the date on which talks between 21st Century Fox and the Independent Committee were made public). Further details of these irrevocable undertakings are set out in Appendix 3 to this Announcement.

4.	Background to and reasons for the Independent Committee’s recommendation

The Independent Committee is confident in the standalone prospects for Sky and believes that the strategy set out by Sky management at the recent capital markets day offers Sky Shareholders an attractive standalone value proposition. As Europe’s leading entertainment and communications business with a strong track record, widely respected brand and deep customer understanding, Sky has the proven capabilities to develop and grow compelling customer propositions in dynamic markets.

Against this backdrop, on 7 December 2016, 21st Century Fox approached the Deputy Chairman of Sky with an initial proposal to acquire Sky. Consequently Sky established the Independent Committee for the purpose of evaluating the proposal. After taking financial advice from Morgan Stanley, PJT Partners and Barclays, the Independent Committee concluded that the proposal failed to reflect the fair value of Sky and rejected the proposal.

Following a period of negotiations, on 8 December 2016, 21st Century Fox made an improved proposal, which was also rejected. This was further improved to £10.75 per share less any dividends subsequently paid. At this point the Independent Committee indicated to 21st Century Fox that it would be willing to recommend this to Sky Shareholders, subject to agreeing certain other material terms of the proposal. This conditional intention to recommend was announced on 9 December 2016, as required following a rise in Sky’s share price.

21st Century Fox and Sky then engaged in negotiation around certain other material terms of the proposal. These discussions resulted in a further improvement in the Offer such that dividends declared by Sky on dates consistent with prior practice during calendar year 2018 will not be deducted from the offer price, subject to a cap of 13.06 pence and 21.80 pence per Sky Share for the interim and full year dividends respectively. Furthermore, if the Effective Date has not occurred by 31 December 2017, Sky will declare a special dividend of 10 pence per share payable in 2018 to all Sky Shareholders without a reduction in the offer price of £10.75 per Sky Share. Sky will not pay dividends during calendar year 2017.

The Independent Committee has been careful to negotiate a deal which protects the interests of the Unaffiliated Sky Shareholders. In particular, under no circumstances can the Acquisition close without the approval of at least a majority of the Unaffiliated Sky Shareholders, unless the Independent Committee otherwise agrees. The Independent Committee has also negotiated a substantial reverse break fee.

As a result of the substantial improvement in price from that proposed by 21st Century Fox in its initial proposal, and subsequent agreement on certain other material terms of the offer, the Independent Committee believes that 21st Century Fox’s all cash offer represents an opportunity for Sky Shareholders to realise their shareholding in cash at a fair valuation. The Offer is at a meaningful premium to the prevailing market price immediately prior to the initial proposal.

Specifically, the Offer:

•	represents a premium of 40 per cent. to the closing price on 6 December 2016, being the last Business Day prior to the initial proposal being received from 21st Century Fox; and

•	implies an enterprise value multiple of approximately 11.4 times Sky Adjusted EBITDA for the twelve month period ending 30 June 2016 of £2,178 million.

21st Century Fox has been a long-term supportive shareholder of Sky since its foundation and has contributed financially and strategically to its development. The Independent Committee is confident that 21st Century Fox is well-positioned to accelerate the delivery of Sky’s strategy and long-term growth, and ensure that Sky will remain at the centre of Europe’s creative industries.

5.	Background to and reasons for the Acquisition

21st Century Fox is the founding shareholder in Sky and currently owns approximately 39.1 per cent of Sky’s shares. 21st Century Fox is proud to have participated in Sky’s growth and development. Sky’s transformation over the past 25 years into Europe’s leading entertainment brand has been extraordinary.

The Acquisition, by bringing Sky fully into the 21st Century Fox Group, provides compelling future opportunities for the combined business, for 21st Century Fox’s shareholders, for employees across the globe in both 21st Century Fox and Sky, and for both the current and future customers of the combined group.

21st Century Fox has consistently stated that partial ownership of Sky is not a natural end state for 21st Century Fox. The Acquisition will create a global leader in content creation and distribution. It will add the strength of the Sky brand to 21st Century Fox’s existing portfolio, including Fox, National Geographic and Star.

In addition, the Acquisition is expected to deliver a more diversified revenue base and increased geographic spread to the company’s earnings, and to further simplify the 21st Century Fox group structure. It will create an improved balance between subscription, affiliate fees, advertising and content revenues.

In terms of the financial rationale, the Acquisition is expected to be significantly accretive to 21st Century Fox’s earnings and free cash flow. In considering the options 21st Century Fox has with respect to capital allocation, the board of 21st Century Fox concluded that this transaction should provide attractive returns for 21st Century Fox Shareholders.

The consolidation of Sky into the 21st Century Fox Group is a clear, logical next step in the evolution of 21st Century Fox’s portfolio. It allows 21st Century Fox to deploy all its assets, whether creative, financial or human capital, to the greatest opportunities that it sees in the global market. 21st Century Fox believes that the combination creates a more agile organisation that should be better equipped to be successful in an increasingly global and dynamic marketplace.

Such is 21st Century Fox’s belief in the potential for Sky’s business, it is making the following specific statements of intent with regard to the UK:

•	21st Century Fox will maintain Sky’s UK HQ at the re-developed campus at Osterley and complete the £1 billion investment programme at the site.

•

21st Century Fox will continue to support Sky’s development of Leeds as its technology hub and its Software Engineering Academy scheme which offers technology apprenticeships and graduate opportunities to young people across the north of England. This is reflective of 21st Century Fox’s intention to continue investment in employees across all of the UK.

•

The UK will be kept as the creative hub of Sky programming and 21st Century Fox intends to continue to invest in the creative community in the UK. In aggregate 21st Century Fox and Sky invested around £700 million last year in TV and film production in the UK alone, and 21st Century Fox intends to continue at least that level of investment. To this end 21st Century Fox fully expects to build on Sky’s already outstanding original content pipeline which has 1,000 hours of original programmes and 80 series in development.

•	21st Century Fox intends to maintain Sky’s standard of excellence in respect of Sky investment in business and community initiatives including the company’s role in Sky’s Bigger Picture programme.

•

21st Century Fox is proud of the journalistic tradition of Sky News which has been one of the great innovators. 21st Century Fox will continue to broadcast news under the Sky brand maintaining its excellent record of compliance with the Ofcom Broadcasting Code.

These intention statements are not “post-offer undertakings” for the purposes of Rule 19.5 of the City Code.

6.	Pre-Conditions and Conditions

The receipt of competition clearance in the EU, and, if either a European intervention notice or an intervention notice has been issued under sections 67 and 42 of the Enterprise Act 2002 respectively, approval of the Secretary of State, are Pre-Conditions to the Acquisition. This means that the posting of the Scheme Document will not take place until such time as the Pre-Conditions are satisfied or waived.

The Pre-Conditions are set out in Appendix 1 to this Announcement. If any Pre-Condition is waived by 21st Century Fox, the relevant clearance will remain as a Condition to the Acquisition and will need to be satisfied (or waived) prior to the sanction of the Scheme (or, if the Acquisition is implemented as an Offer, before the Offer becomes unconditional in all respects). Such Conditions are substantially in the form set out in paragraphs (b), (c), (f) and (g) (inclusive) of Part A of Appendix 2 to this Announcement. The waiver of any Pre-Condition by 21st Century Fox shall be made in accordance with the terms of the Co-operation Agreement.

The Pre-Conditions are expected to be satisfied in 2017.

It is expected that the Scheme Document will be despatched to Sky Shareholders no later than 28 days after the date on which the last of the Pre-Conditions to be satisfied (or waived) is so satisfied (or waived), save as otherwise agreed between Sky and 21st Century Fox with the consent of the Panel.

In addition to the Pre-Conditions, the Acquisition is conditional on, among other things: (i) the Meetings being held no later than the 22nd day after the expected date of the Meetings to be set out in the Scheme Document in due course (or such later date as may be agreed between 21st Century Fox and Sky and the Court may allow); (ii) approval by the requisite majorities of Unaffiliated Sky Shareholders at the Court Meeting; (iii) approval by the requisite majority of Sky Shareholders at the Sky General Meeting; (iv) the Scheme being sanctioned by the Court no later than the 22nd day after the expected date of the Scheme Court Hearing to be set out in the Scheme Document in due course (or such later date as may be agreed between 21st Century Fox and Sky and the Court may allow); and (v) the Scheme becoming effective by no later than the Scheme Long Stop Date.

The Acquisition is also conditional on the receipt of various other antitrust and foreign investment approvals, other regulatory consents and waivers or non-exercise of any termination rights, pre-emption rights, rights of first refusal or similar rights in a number of jurisdictions, including (where required), Ireland, Austria, Germany, Italy and the Channel Islands. The relevant Conditions are contained in paragraphs (h) – (n) (inclusive) of Part A of Appendix 2. 21st Century Fox intends to begin the processes to satisfy such Conditions as soon as practicable following the date of this Announcement.

7.	Information relating to 21st Century Fox

21st Century Fox is the world’s premier portfolio of cable, broadcast, film, pay TV and satellite assets spanning six continents across the globe. Reaching more than 1.8 billion subscribers in approximately 50 local languages every day, 21st Century Fox is home to a global portfolio of cable and broadcasting networks and properties, including FOX, FX, FXX, FXM, FS1, Fox News Channel, Fox Business Network, FOX Sports, Fox Sports Networks, National Geographic Channels, STAR India, 28 local television stations in the U.S. and more than 300 international channels; film studio Twentieth Century Fox Film; and television production studios Twentieth Century Fox Television and a 50 per cent. ownership interest in Endemol Shine Group. 21st Century Fox also holds approximately 39.1 per cent. of the issued shares of Sky, Europe’s leading entertainment company, which serves 22 million customers across five countries. For more information about 21st Century Fox, please visit www.21cf.com.

8.	Information relating to Sky

Sky is Europe’s leading entertainment company. As at 30 June 2016, the Group served approximately 22 million customers across five countries: Italy, Germany, Austria, the UK and Ireland.

Sky has annual revenues of approximately £12 billion and is Europe’s leading investor in television content with a combined programming budget of over £5 billion. Sky employs more than 30,000 people as at 30 June 2016 and supports an estimated 130,000 jobs across Europe.

The majority of the Sky Group’s revenue is derived from retailing pay television services both in the home and on the move. In the UK and Ireland, the Sky Group also offers customers broadband and telephony products, including internet via DSL, fibre and WiFi, and has recently established a mobile offering. The Sky Group retails TV services to commercial customers and operates adjacent businesses which include wholesaling Sky channels to other providers and selling advertising on the Sky Group’s own and partner channels. The Sky Group also sells both Sky Group originated television programmes and third party television programmes internationally through ‘Sky Vision’.

9.	Management and employees of Sky

21st Century Fox attaches great importance to the skills and experience of the existing management and employees of Sky. 21st Century Fox confirms that it has given assurances to the Independent Committee that, upon and following completion of the Acquisition, it intends to fully safeguard the existing employment and pension rights of all of the Sky Group’s management and employees.

10.	Sky Share Plans

Participants in any of the Sky Share Plans will be contacted in due course regarding the effect of the Acquisition on their rights under those plans and provided with further details concerning the proposals which will be made to them. Details of the proposals will be set out in the Scheme Document and in separate letters to be sent to the participants in the Sky Share Plans.

21st Century Fox intends to provide incentive arrangements for Sky employees consistent with 21st Century Fox’s compensation schemes and having regard to Sky’s current incentive arrangements and its desire to attract and retain talent at Sky.

11.	Financing of the Acquisition

21st Century Fox has entered into a bridge credit agreement with Goldman Sachs, Deutsche Bank and J.P. Morgan in connection with the financing of the cash consideration payable to Sky Shareholders pursuant to the Acquisition.

Deutsche Bank, lead financial adviser to 21st Century Fox, is satisfied that sufficient resources are available to satisfy the full cash consideration payable to Sky Shareholders under the terms of the Acquisition.

Further information on the financing of the Acquisition will be set out in the Scheme Document.

12.	Offer-related arrangements and aggregated transactions in the last 12 months

Confidentiality Agreement

Sky and 21st Century Fox entered into the Confidentiality Agreement dated 13 December 2016 pursuant to which each of Sky and 21st Century Fox has undertaken, among other things, to keep certain information confidential and not to disclose it to third parties (other than to permitted persons) unless required by law or regulation. These confidentiality obligations will remain in force for a period of two years from the date of the Confidentiality Agreement with the exception of information concerning the existence and contents of the discussions between the parties about the Acquisition, which will remain in force for as long as such information remains confidential.

Co-operation Agreement

Sky and 21st Century Fox entered into the Co-operation Agreement on 15 December 2016 pursuant to which, among other things, Sky and 21st Century Fox have agreed to provide such information and assistance as the other party may reasonably require for the purposes of obtaining all regulatory clearances and authorisations, making any submissions, filings or notifications to any regulatory authority and for the preparation of the Scheme Document.

The Co-operation Agreement shall terminate if agreed in writing between Sky and 21st Century Fox; if the Independent Committee of Sky withdraws, modifies or qualifies its recommendation of the Scheme or if the Scheme Document does not include such recommendation; upon receipt of a break payment by Sky; where a competing transaction completes, becomes effective or unconditional in all respects or is recommended by the Sky Directors; if the Meetings are not held by specified dates; if any Condition has been invoked, with the consent of the Panel, and the Scheme has been withdrawn; or if the Acquisition has not been completed by the Scheme Long Stop Date. 21st Century Fox has agreed to use all reasonable endeavours to secure satisfaction of all regulatory clearances and authorisations as soon as reasonably practicable following the date of this Announcement.

The Co-operation Agreement records Sky’s and 21st Century Fox’s intention to implement the Acquisition by way of the Scheme, subject to the ability of 21st Century Fox to implement the Acquisition by way of an Offer in the circumstances described in the Co-operation Agreement and summarised in this Announcement.

21st Century Fox has undertaken in the Co-operation Agreement that, on the occurrence of a Break Payment Event (defined below), subject to certain other conditions, 21st Century Fox will pay or will procure the payment by a member of the 21st Century Fox Group of a break payment of £200 million.

A Break Payment Event means:

(a)

on the Regulatory Long Stop Date, any Pre-Condition or any regulatory approval set out in paragraphs (b) to (m) (inclusive) of Part A of Appendix 2 of this Announcement not having been satisfied or waived by 21st Century Fox; or

(b)

on or prior to the Regulatory Long Stop Date, 21st Century Fox having invoked (and been permitted by the Panel to invoke) any Pre-Condition or any regulatory approval set out in paragraphs (b) to (m) (inclusive) of Part A of Appendix 2 of this Announcement so as to cause the Scheme to be withdrawn or, following an Agreed Switch or Permitted Switch in respect of which the Independent Committee has at all times given and not withdrawn its recommendation, the Offer to lapse.

However, no break payment will be payable if: at the time of the relevant Break Payment Event the Co-operation Agreement has terminated (subject to certain exceptions); the failure to satisfy the relevant Pre-Condition or regulatory approval giving rise to the Break Payment Event has been predominantly caused by Sky materially breaching its obligations under certain provisions of the Cooperation Agreement; or the failure to satisfy the relevant Pre-Condition or regulatory approval giving rise to the Break Payment Event has been predominantly caused by Sky undertaking an acquisition of shares, business or asset which 21st Century Fox has not consented to.

The break payment will be Sky and its Affiliates’ exclusive remedy for any loss or damage suffered in connection with the Co-operation Agreement.

If the break payment becomes payable 21st Century Fox has agreed in accordance with the terms of the Co-operation Agreement to vote in favour of a proposal made by Sky to Sky Shareholders to pay an amount equal to the break payment (or any part of it) by way of distribution to Sky Shareholders other than 21st Century Fox and its Affiliates.

The Co-operation Agreement contains provisions in relation to the Sky Share Plans. Details of these arrangements will be set out in the Scheme Document.

The Co-operation Agreement is an arrangement falling within the UK Listing Authority’s Listing Rule 11.1.10R.

In addition the following transactions are small related party transactions under Listing Rule 11 Annex 1.1R paragraph 1 which fall to be aggregated in the last 12 months: in March 2016, Sky and 21st Century Fox each made an investment of US$6 million into fubo TV. In July 2016, Sky and 21st Century Fox each made a further investment of US$7 million into fubo TV. On 1 December 2016, Sky disposed of a 33 per cent stake in Sky News Australia to News Limited for AUS$6.5 million.

13.	Disclosure of interest in Sky Shares

As at the close of business on 14 December 2016, being the last Business Day prior to the date of this Announcement, 21st Century Fox UK Nominees Limited, which is a wholly-owned Subsidiary of 21st Century Fox, was the registered holder of 672,783,139 Sky Shares, representing approximately 39.1 per cent. of Sky’s issued share capital.

On 21 September 2005, Sky, Sky Holdco Inc., 21st Century Fox UK Nominees Limited and 21st Century Fox entered into a voting agreement, pursuant to which 21st Century Fox UK Nominees Limited’s voting rights at any general meeting of Sky are capped at 37.19 per cent. (the Voting Agreement). The provisions of the Voting Agreement cease to apply inter alia, on the Effective Date.

As at the close of business on 14 December 2016, being the last Business Day prior to the date of this Announcement, save for: (i) the disclosures in this paragraph 13 and (ii) the irrevocable undertakings referred to in paragraph 15 below, none of 21st Century Fox nor any of its directors, nor, so far as the directors of 21st Century Fox are aware, any person acting, or deemed to be acting, in concert (within the meaning of the City Code) with 21st Century Fox, had:

(a)	any interest in, or right to subscribe for, any relevant securities of Sky;

(b)

any short position in (whether conditional or absolute and whether in the money or otherwise), including any short position under a derivative, any agreement to sell or any delivery obligation or right to require another person to purchase or take delivery of, relevant securities of Sky;

(c)	procured an irrevocable commitment or letter of intent to accept the terms of the Acquisition in respect of relevant securities of Sky; or

(d)	borrowed or lent any such securities.

Furthermore, save for: (i) the disclosures in this paragraph 13 and (ii) the irrevocable undertakings described in paragraph 15 below, no arrangement exists between 21st Century Fox and Sky or any person acting in concert with 21st Century Fox and Sky in relation to Sky Shares. For these purposes, an arrangement includes any indemnity or option arrangement, any agreement or understanding, formal or informal, or whatever nature, relating to Sky Shares which may be an inducement to deal or refrain from dealing in such securities.

In the interests of maintaining confidentiality before this Announcement, 21st Century Fox has not yet completed its enquiries in respect of the matters referred to in this paragraph of certain parties deemed to be acting in concert with 21st Century Fox for the purposes of the Offer. Enquiries of such parties will be completed as soon as practicable following the date of this Announcement. In accordance with Note 2(a)(i) on Rule 8 of the City Code, further disclosures, if any, required in respect of such parties will be made as soon as possible and in any event by no later than 12 noon (London time) on the day falling 10 Business Days after the date of this Announcement.

14.	The Scheme

It is intended that, once the Pre-Conditions have been satisfied or waived, as applicable, the Acquisition will be implemented by means of a court-sanctioned scheme of arrangement between Sky and the Scheme Shareholders under Part 26 of the Companies Act. The purpose of the Scheme is to provide for 21st Century Fox (or its nominee(s)) to become the owner of the whole of the issued and to be issued share capital of Sky.

Under the Scheme, the Scheme Shares will be transferred to 21st Century Fox (or its nominee(s)), in consideration for which Scheme Shareholders (other than the holders of Excluded Shares) will receive the Cash Consideration.

Once the Pre-Conditions have been satisfied or waived, as applicable, the Acquisition will be subject to the Conditions and certain further terms set out in Appendix 2 and to the full terms and conditions which will be set out in the Scheme Document. In the event that any or all of the Pre-Conditions are waived (rather than satisfied), they will remain as Conditions to the Acquisition, such Conditions being substantially in the form set out in paragraphs (b), (c), (f) and (g) (inclusive) of Part A of Appendix 2 to this Announcement.

To become effective, the Scheme requires the approval of the Unaffiliated Sky Shareholders by the passing of a resolution at the Court Meeting. The resolution must be approved by a majority in number of the Unaffiliated Sky Shareholders present and voting (and entitled to vote), either in person or by proxy, representing not less than 75 per cent. of the Sky Shares held by such Unaffiliated Sky Shareholders. In addition, a special resolution must also be passed at the Sky General Meeting which requires the approval of Sky Shareholders representing at least 75 per cent. of the votes cast at the Sky General Meeting (either in person or by proxy). The Sky General Meeting will be held immediately after the Court Meeting.

The Meetings are to be held no later than the 22nd day after the expected date of the Meetings to be set out in the Scheme Document in due course (or such later date as may be agreed between 21st Century Fox and Sky and the Court may allow).

Following the Meetings, the Scheme must be sanctioned by the Court no later than the 22nd day after the expected date of the Scheme Court Hearing to be set out in the Scheme Document in due course (or such later date as may be agreed between 21st Century Fox and Sky and the Court may allow). The Scheme will only become effective once a copy of the Scheme Court Order is delivered to the Registrar of Companies.

Upon the Scheme becoming effective, it will be binding on all Sky Shareholders, whether or not they attended or voted at the Meetings. It is intended that, as part of the Scheme, 21st Century Fox or the member(s) of the 21st Century Fox Group holding Sky Shares will consent to the transfer of the Sky Shares held by it or them to the member of the 21st Century Fox Group which will acquire the Scheme Shares.

21st Century Fox’s current intention is for a wholly-owned subsidiary of 21st Century Fox to acquire the Scheme Shares pursuant to the Scheme. In connection with such acquisition, it is intended that, on the Effective Date, such subsidiary will issue non-transferable, non-interest bearing loan notes to Scheme Shareholders in order to facilitate the settlement of the Cash Consideration (other than holders of Excluded Shares) such that each such Scheme Shareholder will receive a loan note with a principal amount equal to the Cash Consideration due to that Scheme Shareholder under the terms of the Acquisition. The obligations under the loan notes will be guaranteed by 21st Century Fox. The loan notes will have a mandatory redemption date that is no earlier than the third Business Day after issue, but in any event no later than 14 days after the Effective Date and the loan notes will be redeemed upon payment to holders of the Cash Consideration. Further details of the loan notes will be included in the Scheme Document.

The Cash Consideration will be despatched to Scheme Shareholders (other than holders of Excluded Shares) no later than 14 days after the Effective Date.

The Scheme Document will include full details of the Acquisition and the Scheme, together with notices of the Court Meeting and the Sky General Meeting and the expected timetable, and will specify the actions to be taken by Sky Shareholders in connection with the Acquisition. The Scheme Document will be despatched to Sky Shareholders within 28 days after the date on which the last of the Pre-Conditions to be satisfied (or waived) is so satisfied (or waived), or such later date as 21st Century Fox and Sky (with the consent of the Panel) may agree.

The Scheme will be governed by English law. The Scheme will be subject to the applicable requirements of the City Code, the Panel, the London Stock Exchange and the UK Listing Authority.

The Scheme is expected to become effective in 2017.

15.	Irrevocable undertakings

The Sky Directors holding Sky Shares have irrevocably undertaken to vote in favour of the Scheme at the Court Meeting and the resolutions relating to the Acquisition at the Sky General Meeting (or in the event that the Acquisition is implemented by way of an Offer, to accept or procure acceptance of such offer), in each case in respect of their own beneficial holdings (if any) of 913,299 Sky Shares, representing in aggregate approximately 0.053 per cent. of the share capital of Sky in issue at close of business on 8 December 2016 (being the last Business Day before the start of the Offer Period).

Further details of these irrevocable undertakings are set out in Appendix 3 to this Announcement.

16.	De-listing and re-registration

It is intended that dealings in Sky Shares be suspended shortly before the Effective Date at a time to be set out in the Scheme Document. It is further intended that applications will be made to the London Stock Exchange to cancel trading in Sky Shares on its Main Market for listed securities, and to the UK Listing Authority to cancel the listing of the Sky Shares on the Official List, in each case with effect from or shortly following the Effective Date.

On the first Business Day after the Effective Date, entitlements to Sky Shares held within the CREST system will be cancelled, and share certificates in respect of Sky Shares will cease to be valid.

As soon as possible after the Effective Date, it is intended that Sky will be re-registered as a private limited company.

Sky does not hold any Sky Shares in treasury. If the Scheme is sanctioned by the Court, any Sky Shares then held in treasury will be cancelled prior to the Scheme Record Time.

17.	Sky ADRs

21st Century Fox and Sky have agreed that they will put arrangements in place to allow holders of Sky ADRs to participate in the Acquisition. BNY will contact holders of Sky ADRs with further details of these proposals in due course.

18.	Overseas Shareholders

The availability of the Acquisition, and the distribution of this Announcement to persons not resident in the United Kingdom may be affected by the laws of the relevant jurisdictions in which such persons are resident. Such persons should inform themselves about, and observe, any applicable legal and regulatory requirements of their jurisdiction.

Further details in relation to Overseas Shareholders will be contained in the Scheme Document. Sky Shareholders who are in any doubt about such matters should consult an appropriate independent professional adviser in the relevant jurisdiction without delay.

19.	Documents on website

Copies of the following documents will by no later than 12.00 p.m. on 16 December 2016 be published on 21st Century Fox’s website (www.21cf.com) and Sky’s website (www.sky.com/corporate/investors):

(a)	this Announcement;

(b)	Sky’s Articles of Association

(c)	the irrevocable undertakings listed in Appendix 3;

(d)	the Confidentiality Agreement referred to in paragraph 12 above; and

(e)	the Co-operation Agreement referred to in paragraph 12 above; and

(f)	21st Century Fox’s financing arrangements in connection with the Acquisition as referred to in paragraph 11 above.

20.	Reserving the right to proceed by way of a takeover offer

21st Century Fox reserves the right (with the consent of the Panel) to implement the Acquisition by way of an Offer subject to the terms of the Co-operation Agreement. Under the Co-operation Agreement, 21st Century Fox cannot implement the Acquisition by way of an Offer without Sky’s consent unless (i) the Independent Committee has withdrawn, modified or qualified its recommendation of the Acquisition; or (ii) 21st Century Fox has terminated the Co-operation Agreement as a result of Sky having failed to post the Scheme Document, hold the Meetings or hold the Scheme Court Hearing by the dates set out in the Scheme Document; or (iii) a third party announces a firm intention to make an offer for Sky Shares; and, in each such case, the acceptance condition to such offer is no less than the percentage of Sky Shares to which the offer relates which is equal to a majority of the Sky Shares held by Unaffiliated Sky Shareholders and shall not be capable of being waived below that level. 21st Century Fox has also agreed not to acquire any interest in Sky Shares or take any other action which would fall within Rule 9 of the City Code from the date of this Announcement until the earlier of (i) the date occurring 6 months following termination of the Co-operation Agreement and (ii) the date on which the Acquisition lapses and Rule 35.1 of the City Code applies to 21st Century Fox.

In the event that 21st Century Fox implements the Acquisition by way of an Offer in the circumstances described in (i) to (iii) of the preceding paragraph, the Offer shall include conditions to the implementation of the Acquisition that, in the aggregate, are not more onerous to fulfil than the Conditions, subject to any modifications or amendments which may be required by the Panel (including the amendment referred to in Part B of Appendix 2 to this Announcement) or which are necessary as a result of the election of 21st Century Fox to implement the Acquisition by way of an Offer.

If the Acquisition is effected by way of an Offer and such Offer becomes or is declared unconditional in all respects and sufficient acceptances are received, 21st Century Fox intends to: (i) request that the London Stock Exchange cancel trading in Sky Shares on the London Stock Exchange’s Main Market for listed securities and the UK Listing Authority cancel listing of the Sky Shares on the Official List; and (ii) exercise its rights to apply the provisions of Chapter 3 of Part 28 of the Companies Act to acquire compulsorily the remaining Sky Shares in respect of which the Offer has not been accepted.

21.	General

In deciding whether or not to vote or procure votes in favour of the resolutions relating to the Scheme at the Meetings in respect of their Sky Shares, Sky Shareholders should rely on the information contained, and follow the procedures described, in the Scheme Document.

Morgan Stanley, PJT Partners and Barclays have each given and not withdrawn their consent to the publication of this Announcement with the inclusion herein of the references to its name in the form and context in which it appears.

Enquiries

21st Century Fox:

21st Century Fox

Investors Reed Nolte +1 212-852-7092 Mike Petrie +1 212-852-7130	Media Nathaniel Brown +1 212-852-7746 Miranda Higham +44 207-019-5632
Deutsche Bank (Lead Financial Adviser to 21st Century Fox)	New York: +1 212 250 2500
London: +44 207 545 8000
Gavin Deane / James Arculus / Jon Krissel / Mathew Mathew

Centerview Partners (Financial Adviser to 21st Century Fox)	New York: +1 212 380 2650
London: +44 207 409 9700
Blair Effron / David Cohen / James Hartop / Tim Hannan

Goldman Sachs International (Financial Adviser to 21st Century Fox)	New York: +1 212 902 1000

London: +44 20 7774 1000
John Waldron / Mike Smith / Mark Sorrell / Owain Evans

J.P. Morgan (Financial Adviser to 21st Century Fox)	New York: +1 888 963 5089

London: +44 207 742 4000

Jennifer Nason / Hugo Baring / Marco Caggiano / Dwayne Lysaght

Sky:

Sky

Analysts / Investors Robert Kingston +44 20 7032 3726 Finsbury	Media Gavin Davis +44 207 032 7115 Faeth Birch +44 7768943171

Morgan Stanley (Financial Adviser and Corporate Broker to Sky)	+44 207 425 8000

Simon Smith / Laurence Hopkins / Anthony Zammit / Ben Grindley

PJT Partners (Financial Adviser to Sky)	+44 20 3650 1100

Scott Matlock / Simon Lyons / Owain Parry
Barclays (Financial Adviser and Corporate Broker to Sky)	+44 20 7623 2323

Mark Astaire / Richard Taylor / Daniel Ross / Hugh Moran

Important notices relating to financial advisers

Deutsche Bank AG (“Deutsche Bank”) is authorised under German Banking Law (competent authority: European Central Bank) and, in the United Kingdom, by the Prudential Regulation Authority. It is subject to supervision by the European Central Bank and by BaFin, Germany’s Federal Financial Supervisory Authority, and is subject to limited regulation in the United Kingdom by the Prudential Regulation Authority and Financial Conduct Authority. Neither Deutsche Bank nor any other company in the Deutsche Bank Group will be responsible to any persons other than 21st Century Fox for providing any of the protections afforded to clients of Deutsche Bank nor for providing advice in relation to the Acquisition or any matters referred to in this Announcement. Neither Deutsche Bank nor any of its subsidiaries, branches or Affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Deutsche Bank in connection with this Announcement, any statement contained herein, or otherwise. Deutsche Bank is acting as financial adviser to 21st Century Fox and no one else in connection with the contents of this Announcement.

Centerview Partners UK LLP (“Centerview Partners”), which is authorised and regulated by the Financial Conduct Authority, is acting as joint financial adviser to 21st Century Fox and no one else in connection with the contents of this announcement and neither Centerview Partners nor any of its affiliates will be responsible to anyone other than 21st Century Fox for providing the protections afforded to its clients or for providing advice in connection with the contents of this announcement or any matter referred to in this announcement. Centerview Partners accordingly disclaims to the fullest extent permitted by law all and any responsibility and liability whether arising in tort, contract or otherwise (save as referred to above) which it might otherwise have in respect of this announcement.

Goldman Sachs International, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting exclusively for 21st Century Fox and no one else in connection with the Acquisition and will not be responsible to anyone other than 21st Century Fox for providing the protections afforded to clients of Goldman Sachs International, or for providing advice in relation to the Acquisition or any matter or arrangement referred to in this Announcement. Neither Goldman Sachs International nor any of its affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Goldman Sachs International in connection with the Acquisition, this Announcement, any statement contained herein, or otherwise.

J.P. Morgan Securities LLC, together with its affiliate J.P. Morgan Limited (which conducts its UK investment banking business as J.P. Morgan Cazenove and which is authorised and regulated in the United Kingdom by the Financial Conduct Authority) (“J.P. Morgan”), is acting as financial adviser exclusively for 21st Century Fox, Inc. and no one else in connection with the Acquisition and the matters set out in this Announcement and will not regard any other person as its client in relation to the matters in this Announcement and will not be responsible to anyone other than 21st Century Fox, Inc. for providing the protections afforded to clients of J.P. Morgan or its affiliates, nor for providing advice in relation to the Acquisition, the contents of this Announcement or any other matters referred to herein.

Morgan Stanley which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, Barclays, which is authorised by the Prudential Regulation Authority and regulated in the United Kingdom by the Financial Conduct Authority and the Prudential Regulation Authority and PJT Partners, which is authorised and regulated by the Financial Conduct Authority in the United Kingdom, are each acting for Sky and no one else in connection with the matters described herein and will not be responsible to anyone other than Sky for providing the protections afforded to their respective clients, for giving advice in connection with the matters described herein or in relation to any matter referred to herein.

Further information

This Announcement is for information purposes only and is not intended to, and does not, constitute or form part of any offer or invitation, or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise. The Acquisition will be implemented solely pursuant to the terms of the Scheme Document, which will contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Acquisition. Any decision in respect of, or other response to, the Acquisition should be made only on the basis of the information contained in the Scheme Document. Sky Shareholders are advised to read the formal documentation in relation to the Acquisition carefully once it has been dispatched.

This Announcement does not constitute a prospectus or prospectus equivalent document.

21st Century Fox reserves the right to elect, with the consent of the Panel (where necessary) and subject to and in accordance with the terms of the Co-operation Agreement, to implement the Acquisition by way of an Offer. In such event, the Offer will be implemented on substantially the same terms, so far as applicable, as those which would apply to the Scheme, subject to appropriate amendments to reflect the change in method of effecting the Acquisition and the terms of the Co-operation Agreement.

Information relating to Sky Shareholders

Please be aware that addresses, electronic addresses and certain other information provided by Sky Shareholders, persons with information rights and other relevant persons for the receipt of communications from Sky may be provided to 21st Century Fox during the Offer Period as required under Section 4 of Appendix 4 of the City Code.

Overseas jurisdictions

The release, publication or distribution of this Announcement in jurisdictions other than the United Kingdom may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the UK should inform themselves about, and observe any applicable requirements. In particular, the ability of persons who are not resident in the UK to vote their Sky Shares with respect to the Scheme at the Court Meeting, or to execute and deliver forms of proxy appointing another to vote at the Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located. This Announcement has been prepared for the purpose of complying with English law and the City Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions outside the UK. Sky Shareholders who are in any doubt regarding such matters should consult an appropriate independent advisor in the relevant jurisdiction without delay. Any failure to comply with such restrictions may constitute a violation of the securities laws of any such jurisdiction.

Unless otherwise determined by 21st Century Fox or required by the City Code, and permitted by applicable law and regulation, the Acquisition will not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws of that jurisdiction and no person may vote in favour of the Acquisition by any use, means, instrumentality or form within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction. Accordingly, copies of this Announcement and any formal documentation relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send it in or into or from any Restricted Jurisdiction. If the Acquisition is implemented by way of an Offer (unless otherwise permitted by applicable law and regulation), the Offer may not be made directly or indirectly, in or into, or by the use of mails or any means or instrumentality (including, but not limited to, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of any Restricted Jurisdiction and the Offer may not be capable of acceptance by any such use, means, instrumentality or facilities.

Further details in relation to Sky Shareholders in overseas jurisdictions will be contained in the Scheme Document.

Additional information for US investors

The Acquisition relates to the shares of an English company and is being made by means of a scheme of arrangement provided for under English company law. The Acquisition is not subject to the tender offer rules or the proxy solicitation rules under the US Securities Exchange Act of 1934, as amended (the US Exchange Act). Accordingly, the Acquisition is subject to the disclosure requirements and practices applicable in the UK to schemes of arrangement which differ from the disclosure requirements of US tender offer and proxy solicitation rules. If, in the future, 21st Century Fox exercises the right to implement the

Acquisition by way of a takeover offer and determines to extend the offer into the US, the Acquisition will be made in compliance with applicable US laws and regulations. Financial information included in this Announcement and the Scheme Document has been or will have been prepared in accordance with non-US accounting standards that may not be comparable to financial information of US companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the US.

It may be difficult for US holders of Sky Shares to enforce their rights and any claim arising out of the US federal laws in connection with the Acquisition, since Sky is located in a non-US jurisdiction, and some or all of its officers and directors reside outside of the US. Therefore, US holders of Sky Shares may not be able to sue a non-US company or its officers or directors in a non-US court for violations of the US securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court’s judgment.

Neither the US Securities and Exchange Commission nor any US state securities commission has approved or disapproved of this transaction, passed upon the merits or fairness of this transaction or passed upon the adequacy or accuracy of the information contained in this document.

US shareholders also should be aware that the transaction contemplated herein may have tax consequences in the United States and, that such consequences, if any, are not described herein. US shareholders are urged to consult with legal, tax and financial advisors in connection with making a decision regarding this transaction.

21st Century Fox reserves the right, subject to the prior consent of the Panel, to elect to implement the Acquisition by way of an Offer. If the Acquisition is implemented by way of an Offer, it will be done in compliance with the applicable tender offer rules under the US Exchange Act, including Section 14(e) of the US Exchange Act and Regulation 14E thereunder. 21st Century Fox, certain affiliated companies and the nominees or brokers (acting as agents) may make certain purchases of, or arrangements to purchase, shares in Sky outside such an Offer during the period in which such an Offer would remain open for acceptance. If such purchases or arrangements to purchase were to be made, they would be made outside the US and would apply in accordance with applicable law, including the US Exchange Act and the City Code.

Cautionary note regarding forward-looking statements

This Announcement may contain certain forward-looking statements, within the meaning of Section 21E of the US Exchange Act , and Section 27A of the US Securities Act of 1933, as amended, with respect to the financial condition, results of operations and business of 21st Century Fox or Sky and certain plans and objectives of 21st Century Fox with respect thereto. These forward-looking statements can be identified by the fact that they do not relate to historical or current facts. Forward-looking statements also often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aims”, “continue”, “will”, “may”, “should”, “would”, “could”, or other words of similar meaning. Forward-looking statements (including those relating to the consummation of the Acquisition and the anticipated benefits thereof) by their nature address matters that are, to different degrees, uncertain. These and other forward-looking statements, including statements regarding the failure to consummate the Acquisition or to make or take any filing or other action required to consummate the Acquisition in a timely manner or at all, are not guarantees of future results and are subject to risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. In addition to the information regarding these risks, uncertainties, assumptions and other factors set forth in the public filings made by Sky and the public filings with the US Securities and Exchange Commission made by 21st Century Fox, important risk factors that may cause such a difference include, but are not limited to, (i) the completion of the Acquisition on anticipated terms and timing, (ii) the ability of Sky and 21st Century Fox to integrate the businesses successfully and to achieve anticipated benefits, (iii) the risk that disruptions from the Acquisition will harm Sky’s or 21st Century Fox’s businesses, (iv) legislative, regulatory and economic developments and (v) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements.

There are several factors which could cause actual results to differ materially from those expressed or implied in forward-looking statements. Among the factors that could cause actual results to differ materially from those described in the forward-looking statements are changes in the global, political, economic, business and competitive environments, market and regulatory forces, future exchange and interest rates, changes in tax rates, and future business combinations or dispositions.

No profit forecast or estimates

No statement in this Announcement is intended as a profit forecast or profit estimate for any period. No statement in this Announcement should be interpreted to mean that earnings per Sky Share or earnings per 21st Century Fox Share for the current or future financial years would necessarily match or exceed the historical published earnings per Sky Share or earnings per 21st Century Fox Share.

Dealing and Opening Position Disclosure Requirements of the City Code

Under Rule 8.3(a) of the City Code, any person who is interested in one per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the Offer Period and, if later, following the announcement in which any securities exchange offeror is first identified.

An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th business day following the commencement of the Offer Period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the City Code, any person who is, or becomes, interested in one per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the Offer Period commenced and when any offeror was first identified. If you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure, you should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129.

Shares in issue

In accordance with the City Code, normal United Kingdom market practice and Rule 14e-5(b) of the US Exchange Act, Barclays and its affiliates will continue to act as exempt principal trader in Sky securities on the London Stock Exchange. These purchases and activities by exempt principal traders which are required to be made public in the United Kingdom pursuant to the City Code will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at www.londonstockexchange.com. This information will also be publicly disclosed in the United States to the extent that such information is made public in the United Kingdom.

Publication on Website

This Announcement and the documents required to be published pursuant to Rule 26.1 of the City Code will be available free of charge, subject to certain restrictions in relation to persons resident in Restricted Jurisdictions, on 21st Century Fox’s website at www.21cf.com and Sky’s website at www.sky.com/corporate by no later than 12.00 p.m. on the Business Day following this Announcement.

Neither the content of any website referred to in this Announcement nor the content of any website accessible from hyperlinks is incorporated into, or forms part of, this Announcement.

Sky Shareholders may request a hard copy of this Announcement by contacting Equiniti Limited on 0371 384 2091. Sky Shareholders may also request that all future documents, announcements and information to be sent to you in relation to the Acquisition be sent in hard copy form to such Sky Shareholder.

Rounding

Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Time

All times shown in this Announcement are London times, unless otherwise stated.

APPENDIX 1

PRE-CONDITIONS TO THE ACQUISITION

The posting of the Scheme Document or making of an Offer will take place following the satisfaction or waiver of the Pre-Conditions below. 21st Century Fox shall be entitled to waive each of the following Pre-Conditions in whole or in part with the prior written consent of Sky, such consent not to be unreasonably withheld or delayed:

(a)

the European Commission deciding, in terms satisfactory to 21st Century Fox, that the Acquisition or any matter arising from or relating to the Acquisition or the 21st Century Fox Group’s involvement in the Acquisition does not fall within the scope of application of EU merger control pursuant to Article 6(1)(a) of the EU Merger Regulation or is compatible with the internal market pursuant to Article 6(1)(b), 6(2) or 8(1) or 8(2) of the EU Merger Regulation or having been deemed to have done so under Article 10(6) of the EU Merger Regulation;

(b)	if the Secretary of State issues a European intervention notice under section 67 of the Enterprise Act 2002:

(i)	it being established in terms satisfactory to 21st Century Fox that the Secretary of State does not intend to make a Phase 2 CMA Reference in relation to the Acquisition and either:

(A)

the expiry of the time limit within which an application may be made to the CAT for the setting aside of a decision by the Secretary of State not to make a Phase 2 CMA Reference in relation to the Acquisition without such an application having been made; or

(B)

if any such application or applications has or have been made, the dismissal of such application or applications by the CAT and it being established in terms satisfactory to 21st Century Fox that no further appeal has been or will be made against any relevant ruling of the CAT; or

(ii)	if the Secretary of State decides to make a Phase 2 CMA Reference in relation to the Acquisition:

(A)	either:

I.

the Secretary of State deciding in terms satisfactory to 21st Century Fox that the Acquisition will not result in the creation of a European relevant merger situation that may be expected to operate against the public interest; or

II.	the Secretary of State allowing the Acquisition to proceed on terms satisfactory to 21st Century Fox; and

(B)

the expiry of the time limit within which an application may be made to the CAT for the setting aside of any such decision without such an application having been made; or, if any such application or applications has or have been made, the dismissal of such application or applications by the CAT and it being established in terms satisfactory to 21st Century Fox that no further appeal has been or will be made against any relevant ruling of the CAT;

(c)	if a request under Article 9(2) of the EU Merger Regulation has been made by the United Kingdom and the European Commission has referred the Acquisition, in whole or in part, to the CMA:

(i)

to the extent that the European Commission retains jurisdiction over any part of the Acquisition, the European Commission deciding, in terms satisfactory to 21st Century Fox, that the Acquisition or any matter arising from or relating to the Acquisition or the 21st Century Fox Group’s involvement in the Acquisition is compatible with the internal market pursuant to Article 6(1)(b), 6(2) or 8(1) or 8(2) of the EU Merger Regulation or having been deemed to have done so under Article 10(6) of the EU Merger Regulation;

(ii)	it being established in terms satisfactory to 21st Century Fox that the CMA does not intend to make a Phase 2 CMA Reference in relation to the Acquisition and either:

(A)	the expiry of the time limit within which an application may be made to the CAT for the setting aside of such a decision without such an application having been made; or

(B)

if any such application or applications has or have been made, the dismissal of such application or applications by the CAT and it being established in terms satisfactory to 21st Century Fox that no further appeal has been or will be made against any relevant ruling of the CAT; or

(iii)	if the CMA decides to make a Phase 2 CMA Reference in relation to the Acquisition:

(A)	either:

I.

the CMA concluding that the Acquisition will not result in the creation of a relevant merger situation that may be expected to result in a substantial lessening of competition within any market or markets in the United Kingdom for goods or services; or

II.	the CMA allowing the Acquisition to proceed on terms satisfactory to 21st Century Fox; and

(B)

the expiry of the time limit within which an application may be made to the CAT for the setting aside of such a decision without such an application having been made or, if any such application or applications has or have been made, the dismissal of such application or applications by the CAT and it being established in terms satisfactory to 21st Century Fox that no further appeal has been or will be made against any relevant ruling of the CAT; and

(d)	if the Secretary of State issues an intervention notice under section 42 of the Enterprise Act 2002:

(i)	it being established in terms satisfactory to 21st Century Fox that the Secretary of State does not intend to make a Phase 2 CMA Reference in relation to the Acquisition; and either:

(A)	the expiry of the time limit within which an application may be made to the CAT for the setting aside of such a decision without such an application having been made; or

(B)

if any such application or applications has or have been made, the dismissal of such application or applications by the CAT and it being established in terms satisfactory to 21st Century Fox that no further appeal has been or will be made against any relevant ruling of the CAT; or

(ii)	if the Secretary of State decides to make a Phase 2 CMA Reference in relation to the Acquisition:

(A)	either:

I.

the Secretary of State deciding in terms satisfactory to 21st Century Fox that the Acquisition will not result in the creation of a relevant merger situation that may be expected to operate against the public interest;

II.	the Secretary of State allowing the Acquisition to proceed on terms satisfactory to 21st Century Fox; or

III.

in the event the Secretary of State decides to make no finding at all in relation to the Acquisition (pursuant to section 54(2) of the Enterprise Act 2002), the CMA allowing the Acquisition to proceed on terms satisfactory to 21st Century Fox; and

(B)

the expiry of the time limit within which an application may be made to the CAT for the setting aside of such a decision without such an application having been made; or, if any such application or applications has or have been made, the dismissal of such application or applications by the CAT and it being established in terms satisfactory to 21st Century Fox that no further appeal has been or will be made against any relevant ruling of the CAT.

APPENDIX 2

CONDITIONS TO AND CERTAIN FURTHER TERMS TO THE ACQUISITION

Part A:            Conditions to the Acquisition

The Acquisition will be conditional upon the Scheme becoming unconditional and becoming effective by no later than the Scheme Long Stop Date, or such later date (if any) as 21st Century Fox and Sky may agree and the Court may allow.

Scheme approval

(a)	The Scheme will be conditional upon:

(i)

its approval by a majority in number representing not less than three-fourths in value of the Unaffiliated Sky Shareholders (or the relevant class or classes thereof, if applicable) present, entitled to vote and voting, either in person or by proxy, at the Court Meeting and at any separate class meeting which may be required by the Court or at any adjournment of any such meeting on or before the 22nd day after the expected date of the Court Meeting to be set out in the Scheme Document in due course (or such later date, if any, as 21st Century Fox and Sky may agree and the Court may allow);

(ii)

all resolutions necessary to approve and implement the Scheme being duly passed by the requisite majority or majorities at the Sky General Meeting or at any adjournment of that meeting on or before the 22nd day after the expected date of the Sky General Meeting to be set out in the Scheme Document in due course (or such later date, if any, as 21st Century Fox and Sky may agree and the Court may allow); and

(iii)

the sanction of the Scheme by the Court with or without modification (but subject to any such modification being reasonably acceptable to 21st Century Fox and Sky) on or before the 22nd day after the expected date of the Scheme Court Hearing to be set out in the Scheme Document in due course (or such later date, if any, as 21st Century Fox and Sky may agree and the Court may allow) and the delivery of a copy of the Court Order to the Registrar of Companies in England and Wales.

In addition, 21st Century Fox and Sky have agreed that the Acquisition will be conditional upon the following Conditions and, accordingly, the necessary actions to make the Scheme effective will not be taken unless the following Conditions (as amended if appropriate) have been satisfied or, where relevant, waived:

Regulatory Approvals

(b)

the European Commission deciding, in terms satisfactory to 21st Century Fox, that the Acquisition or any matter arising from or relating to the Acquisition or the 21st Century Fox Group’s involvement in the Acquisition does not fall within the scope of application of EU merger control pursuant to Article 6(1)(a) of the EU Merger Regulation or is compatible with the internal market pursuant to Article 6(1)(b), 6(2) or 8(1) or 8(2) of the EU Merger Regulation or having been deemed to have done so under Article 10(6) of the EU Merger Regulation;

(c)

in the event that the European Commission has issued a decision (or is deemed to have done so) that the whole or part of the Acquisition is to be referred to a competent authority of one or more Member States under Article 9 of the EU Merger Regulation:

(i)

to the extent that the European Commission retains jurisdiction over any part of the Acquisition or any matter arising from or relating to the Acquisition or the 21st Century Fox Group’s involvement in the Acquisition, the European Commission deciding, in terms satisfactory to 21st Century Fox, that the Acquisition or any matter arising from or relating to the Acquisition or the 21st Century Fox Group’s involvement in the Acquisition is compatible with the internal market pursuant to Article 6(1)(b), 6(2) or 8(1) or 8(2) of the EU Merger Regulation or having been deemed to have done so under Article 10(6) of the EU Merger Regulation;

(ii)	to the extent that the whole or part of the Acquisition is referred under Article 9 of the EU Merger Regulation to the CMA:

(A)	it being established in terms satisfactory to 21st Century Fox that the CMA does not intend to make a Phase 2 CMA Reference in relation to the Acquisition and either:

I.	the expiry of the time limit within which an application may be made to the CAT for the setting aside of such a decision without such an application having been made; or

II.

if any such application or applications has or have been made, the dismissal of such application or applications by the CAT and it being established in terms satisfactory to 21st Century Fox that no further appeal has been or will be made against any relevant ruling of the CAT; or

(B)	if the CMA decides to make a Phase 2 CMA Reference in relation to the Acquisition:

I.	either:

i.

the CMA concluding that the Acquisition will not result in the creation of a relevant merger situation that may be expected to result in a substantial lessening of competition within any market or markets in the United Kingdom for goods or services; or

ii.	the CMA allowing the Acquisition to proceed on terms satisfactory to 21st Century Fox; and

II.

the expiry of the time limit within which an application may be made to the CAT for the setting aside of such a decision without such an application having been made or, if any such application or applications has or have been made, the dismissal of such application or applications by the CAT and it being established in terms satisfactory to 21st Century Fox that no further appeal has been or will be made against any relevant ruling of the CAT;

(iii)	to the extent that the whole or part of the Acquisition is referred under Article 9 of the EU Merger Regulation to the Italian Competition Authority:

(A)

the Italian Competition Authority serving, according to Section 16(4) of Law No. 287/1990, a written notice to 21st Century Fox that it does not intend to commence a formal investigation in relation to the Acquisition or the 30 days period provided by Article 16(4) of Law No. 287/1990 is expired without the commencement of a formal investigation; or

(B)	in the event that a formal investigation is commenced by the Italian Competition Authority, it serving according to Article 6(2) or Article 18(2) of Law No. 287/1990

a decision to 21st Century Fox clearing the Acquisition in terms satisfactory to 21st Century Fox; and

(C)

the time allowed for an application for review of any decision referred to in Pre-Conditions (iii)(A) and (iii)(B) having expired without any such application for review having been made to the Tribunale Amministrativo Regionale del Lazio (the “Italian First Instance Administrative Court”) or to the President of the Italian Republic (through a Ricorso Straordinario al Capo dello Stato);

(iv)	to the extent that the whole or part of the Acquisition is referred under Article 9 of the EU Merger Regulation to the German Competition Authority (Bundeskartellamt):

(A)	it either being established in terms satisfactory to 21st Century Fox:

I.

that the German Competition Authority has decided (not to open second phase proceedings (Hauptprufverfahren) pursuant to Section 40 (1) of the German Act against Restraints of Competition (Gesetz gegen Wettbewerbsbeschränkungen); or

II.

that the statutory time period for opening second phase proceedings pursuant to Section 40 (1) of the German Act against Restraints of Competition has expired without the German Competition Authority having timely informed the notifying undertakings that it has opened second phase proceedings;

(B)

or in the event the German Competition Authority having made a decision to open second phase proceedings pursuant to Section 40 (1) of the German Act against Restraints of Competition, the German Competition Authority has:

I.	either

(i)        issued a clearance decision without conditions and/or obligations under Section 40 (2) of the German Act against Restraints of Competition, or is deemed to have done so after the expiry of the statutory time period pursuant to Section 40 (2) of the German Act against Restraints of Competition; or

(ii)       issued a clearance decision subject to conditions and/or obligations pursuant to Section 40 (2)(3) of the German Act against Restraints of Competition on terms satisfactory to 21st Century Fox; and

II.	the limitation period for an appeal of such clearance decision pursuant to Section 66 (1) of the German Act against Restraints of Competition has expired without an appeal having been filed;

(v)	to the extent that the whole or part of the Acquisition is referred under Article 9 of the EU Merger Regulation to the Irish Competition and Consumer Protection Commission (the CCPC):

(A)

the CCPC having informed the notifying parties pursuant to section 21(2)(a) of the Irish Competition Act 2002 (as amended) (the Competition Act) that it has made a determination that the Acquisition may be put into effect either unconditionally or subject to conditions that are satisfactory to 21st Century Fox; or

(B)

the period specified in section 21(2) of the Competition Act having elapsed without the CCPC having informed the notifying parties of the determination (if any) which it has made under section 21(2) of the Competition Act; or

(C)

the CCPC informing the notifying parties that it has determined under section 22(3) of the Competition Act that the Acquisition may be put into effect either unconditionally or subject to conditions that are satisfactory to 21st Century Fox; or

(D)

120 working days after the “appropriate date” (as defined in section 19(6) of the Competition Act) having elapsed, or, where a requirement is made under section 20(2) of the Competition Act, 120 working days and any period of suspension that applied pursuant to section 22(4A) after the “appropriate date” having elapsed, without the CCPC having made a determination under section 22(3) of the Competition Act; and

(E)

40 working days having passed from the date the notifying parties are informed of the CCPC’s determination pursuant to section 22(3) and no appeal having been made to the Irish High Court under section 24 of the Competition Act; and

(F)

3 months having passed from the date of the CCPC’s determination under sections 21(2) or 22(3) and judicial review proceedings have not been filed with the Irish High Court in accordance with Order 84 of the Rules of the Superior Courts.

(vi)	to the extent that the whole or part of the Acquisition is referred under Article 9 of the EU Merger Regulation to the Austrian antitrust authorities (Amtsparteien):

(A)

both of the competent Austrian antitrust authorities (Amtsparteien) having waived their right to file for an application for examination (Verzicht auf Stellung eines Prüfantrags) of the Acquisition pursuant to Section 11 (4) of the Austrian Cartel Act; or the standstill period (Antragsfrist) of 4 weeks (or 6 weeks upon request of the notifying party) provided for in Section 11 (1) or (1a) of the Austrian Cartel Act having lapsed and no application for examination having been made (keine Stellung eines Prüfungsantrags) by any of the Austrian antitrust authorities; or

(B)

in the event that one or both of the competent Austrian antitrust authorities has made a request for an application for examination of the Acquisition pursuant to Section 11 (1) of the Austrian Cartel Act:

I.	the respective competent Austrian antitrust authorit(y/ies) (Amtspartei(en)) having withdrawn their respective application(s) for examination;

II.	the Austrian Cartel Court (Kartellgericht) or Austrian Supreme Cartel Court (Kartellobergericht) having issued a binding clearance decision (rechtskräftige Freigabeentscheidung);

III.

the Austrian Cartel Court or Austrian Supreme Cartel Court having issued a binding decision (rechtskräftige Entscheidung) that no notifiable event (kein anmeldepflichtiger Zusammenschluss) arises from the Acquisition;

IV.	the Austrian Cartel Court or Austrian Supreme Cartel Court having issued a binding decision providing for the termination of the proceedings based on the expiry of the waiting period of 5 months

(or 6 months upon request of the notifying party) set out in Section 14 (1) of the Austrian Cartel Act; or

V.

the Austrian Supreme Cartel Court having issued a binding decision providing for the termination of the proceedings based on the expiry of the waiting period of 2 months set out in Section 14 (2) of the Austrian Cartel Act;

(vii)

to the extent the whole or part of the Acquisition is referred under Article 9 of the EU Merger Regulation to a competent authority of one or more other Member States, clearance having been obtained from the relevant competent authority;

(d)

the Jersey Competition Regulatory Authority having issued its decision in writing in terms satisfactory to 21st Century Fox, to approve the Acquisition on completion of its first detailed review (as that term is used in the guidance issued by Channels Islands Competition and Regulatory Authorities) the under Article 22 of the Competition (Jersey) Law 2005; or, in the event of the Jersey Competition Regulatory Authority having notified the 21st Century Fox and Sky in writing of its made a decision to commence a second detailed review (as that term is used in the guidance issued by Channels Islands Competition and Regulatory Authorities), the Jersey Competition Regulatory Authority having issued its decision in writing approve the Acquisition on completion of its second detailed review in terms satisfactory to 21st Century Fox under Article 22 of the Competition (Jersey) Law 2005;

(e)

to the extent required, the Guernsey Competition and Regulatory Authority having issued its decision in writing in terms satisfactory to 21st Century Fox, to approve the Acquisition on completion of its first detailed review (as that term is used in the guidance issued by Channels Islands Competition and Regulatory Authorities) under Section 17 of The Competition (Guernsey) Ordinance, 2012 or, in the event of the Guernsey Competition and Regulatory Authority having notified 21st Century Fox and Sky in writing of its a decision to commence a second detailed review (as that term is used in the guidance issued by Channels Islands Competition and Regulatory Authorities), the Guernsey Competition and Regulatory Authority having issued its decision in writing to approve the Acquisition on completion of its second detailed review in terms satisfactory to 21st Century Fox under Section 17 of The Competition (Guernsey) Ordinance, 2012;

(f)	if the Secretary of State issues a European intervention notice under section 67 of the Enterprise Act 2002:

(i)	it being established in terms satisfactory to 21st Century Fox that the Secretary of State does not intend to make a Phase 2 CMA Reference in relation to the Acquisition and either:

(A)

the expiry of the time limit within which an application may be made to the CAT for the setting aside of a decision by the Secretary of State not to make a Phase 2 CMA Reference in relation to the Acquisition without such an application having been made; or

(B)

if any such application or applications has or have been made, the dismissal of such application or applications by the CAT and it being established in terms satisfactory to 21st Century Fox that no further appeal has been or will be made against any relevant ruling of the CAT; or

(ii)	if the Secretary of State decides to make a Phase 2 CMA Reference in relation to the Acquisition:

(A)	either:

I.

the Secretary of State deciding in terms satisfactory to 21st Century Fox that the Acquisition will not result in the creation of a European relevant merger situation that may be expected to operate against the public interest; or

II.	the Secretary of State allowing the Acquisition to proceed on terms satisfactory to 21st Century Fox; and

(B)

the expiry of the time limit within which an application may be made to the CAT for the setting aside of any such decision without such an application having been made; or, if any such application or applications has or have been made, the dismissal of such application or applications by the CAT and it being established in terms satisfactory to 21st Century Fox that no further appeal has been or will be made against any relevant ruling of the CAT;

(g)	if the Secretary of State issues an intervention notice under section 42 of the Enterprise Act 2002:

(i)	it being established in terms satisfactory to 21st Century Fox that the Secretary of State does not intend to make a Phase 2 CMA Reference in relation to the Acquisition; and either:

(A)	the expiry of the time limit within which an application may be made to the CAT for the setting aside of such a decision without such an application having been made; or

(B)

if any such application or applications has or have been made, the dismissal of such application or applications by the CAT and it being established in terms satisfactory to 21st Century Fox that no further appeal has been or will be made against any relevant ruling of the CAT; or

(ii)	if the Secretary of State decides to make a Phase 2 CMA Reference in relation to the Acquisition:

(A)	either:

I.

the Secretary of State deciding in terms satisfactory to 21st Century Fox that the Acquisition will not result in the creation of a relevant merger situation that may be expected to operate against the public interest;

II.	the Secretary of State allowing the Acquisition to proceed on terms satisfactory to 21st Century Fox; or

III.

in the event the Secretary of State decides to make no finding at all in relation to the Acquisition (pursuant to section 54(2) of the Enterprise Act 2002), the CMA allowing the Acquisition to proceed on terms satisfactory to 21st Century Fox; and

(B)

the expiry of the time limit within which an application may be made to the CAT for the setting aside of such a decision without such an application having been made; or, if any such application or applications has or have been made, the dismissal of such application or applications by the CAT and it being established in terms satisfactory to 21st Century Fox that no further appeal has been or will be made against any relevant ruling of the CAT;

(h)

the Italian Communications Authority having granted on terms satisfactory to 21st Century Fox the authorisation concerning the acquisition of a company operating in the Radio/TV sector, pursuant to Article 1(6), lett. C), no. 13 of Law no. 249/1997 and Article 3, Annex A of Agcom resolution 368/14/CONS; and

(i)

the Italian Communications Authority having granted (or being deemed to have done so) the authorisation concerning the potential acquisition of a dominant position in the media and telecommunication sectors and the control of pluralism, pursuant to Article 43 of Legislative Decree no. 177/2005, through a decision in terms satisfactory to 21st Century Fox not to open an investigation under Article 4(8), Annex A of Agcom resolution 368/14/CONS; or

(ii)

the Italian Communications Authority having made a decision (or being deemed to have made) to initiate an investigation under Article 16, Annex A of the Agcom resolution 368/14/CONS; and (ii) the Italian Communications Authority having issued a decision under Article 24, Annex A of the Agcom resolution 368/14/CONS in terms satisfactory to 21st Century Fox pursuant to Article 43 of Legislative Decree no. 177/2005 (or being deemed to have done so); and

(iii)

the time allowed for an application for review of any decision referred to in Pre-Conditions (h), (h)(i) and (h)(ii), having expired without any such application for review having been made to the Italian First Instance Administrative Court or to the President of the Italian Republic (through a Ricorso Straordinario al Capo dello Stato);

(i)

the state media authorities in Bavaria (Bayerische Landeszentrale für neue Medien (BLM)), and in Hamburg and Schleswig-Holstein (Medienanstalt Hamburg / Schleswig-Holstein (MA HSH)) having, upon application of Sky and following a decision by the German Commission for the Assessment of Concentration in the Media Sector (Kommission zur Ermittlung der Kontrolle im Medienbereich (KEK)), issued statements of non-objection in relation to the Acquisition;

(j)	the Acquisition having been notified to the Irish Minister for Communications, Climate Action and Environment (the Minister) pursuant to section 28B(1) of the Competition Act and:

(i)

the Minister having informed the notifying parties pursuant to section 28D(1)(a) of the Competition Act that he has made a determination that the Acquisition will not be contrary to the public interest in protecting plurality of media in Ireland and may be put into effect; or

(ii)

the Minister having informed the notifying parties pursuant to section 28D(1)(b) of the Competition Act that, in light of proposed commitments offered by the parties and satisfactory to 21st Century Fox, he has made a determination that the Acquisition will not be contrary to the public interest in protecting plurality of media in Ireland and may be put into effect subject to those commitments; or

(iii)

the Minister having informed the notifying parties pursuant to section 28G(1)(a) of the Competition Act that he has determined that the Acquisition will not be contrary to the public interest in protecting plurality of media in Ireland and may be put into effect; or

(iv)

the Minister having informed the notifying parties pursuant to section 28G(1)(c) of the Competition Act that, in light of proposed commitments offered by the parties and satisfactory to 21st Century Fox, he has made a determination that the Acquisition will not be contrary to the public interest in protecting plurality of media in Ireland and may be put into effect subject to those commitments; and

(v)

40 working days having passed from the date the notifying parties are informed of the Minister’s decision under either of sections (i), (ii), (iii) or (iv) above and no appeal having been made to the High Court under section 24 of the Competition Act;

(k)	under the Austrian media merger control regime of the Austrian Cartel Act (Kartellgesetz):

(i)

both of the competent Austrian antitrust authorities (Amtsparteien) having waived their right to file for an application for examination (Verzicht auf Stellung eines Prüfantrags) of the Acquisition pursuant to Section 11 (4) of the Austrian Cartel Act; or the standstill period (Antragsfrist) of 4 weeks (or 6 weeks upon request of the notifying party) provided for in Section 11 (1) or (1a) of the Austrian Cartel Act having lapsed and no application for examination having been made (keine Stellung eines Prüfungsantrags) by any of the Austrian antitrust authorities; or

(ii)

in the event that one or both of the competent Austrian antitrust authorities has made a request for an application for examination of the Acquisition pursuant to Section 11 (1) of the Austrian Cartel Act:

(A)	the respective competent Austrian antitrust authorit(y/ies) (Amtspartei(en)) having withdrawn their respective application(s) for examination;

(B)	the Austrian Cartel Court (Kartellgericht) or Austrian Supreme Cartel Court (Kartellobergericht) having issued a binding clearance decision (rechtskräftige Freigabeentscheidung);

(C)

the Austrian Cartel Court or Austrian Supreme Cartel Court having issued a binding decision (rechtskräftige Entscheidung) that no notifiable event (kein anmeldepflichtiger Zusammenschluss) arises from the Acquisition;

(D)

the Austrian Cartel Court or Austrian Supreme Cartel Court having issued a binding decision providing for the termination of the proceedings based on the expiry of the waiting period of 5 months (or 6 months upon request of the notifying party) set out in Section 14 (1) of the Austrian Cartel Act; or

(E)

the Austrian Supreme Cartel Court having issued a binding decision providing for the termination of the proceedings based on the expiry of the waiting period of 2 months set out in Section 14 (2) of the Austrian Cartel Act;

(l)

the Austrian communications authority (KommAustria) having granted the authorisation concerning significant change in the ownership structure of an Austrian licence holder within 8 weeks as of the notification, pursuant to Section 10 (8) of the Austrian Audiovisual Media Services Act (Audiovisuelles Mediendienste-Gesetz); or having confirmed that no approval requirement applies to the Acquisition;

(m)

if approval from a Relevant Authority is required for, or a Relevant Authority decides to review, the Acquisition or any matter arising from or related to the Acquisition other than as specifically addressed by Conditions (b) to (l) above:

(i)	it being established in terms satisfactory to 21st Century Fox that such Relevant Authority approves or will permit the Acquisition to proceed on terms satisfactory to 21st Century Fox; and

(ii)

all relevant time periods for appeals or applications for review of such decision by the Relevant Authority having expired or, if any such appeals or applications are made, the dismissal of the appeals or applications in terms satisfactory to 21st Century Fox and it being established in terms satisfactory to 21st Century Fox that no further appeal has been or will be made against any relevant ruling.

General Third Party Clearances

(n)

The waiver (or non-exercise within any applicable time limits) by any relevant government or governmental, quasi-governmental, supranational, statutory, regulatory, environmental or investigative body, court, trade agency, association, institution, any entity owned or controlled by any relevant government or state, or any other body or person whatsoever in any jurisdiction (each a Third Party) of any termination right, right of pre-emption, first refusal or similar right (which is material in the context of the Wider Sky Group taken as a whole) arising as a result of or in connection with the Acquisition including, without limitation, its implementation and financing or the proposed direct or indirect acquisition of any shares or other securities in, or control of, Sky by 21st Century Fox or any member of the 21st Century Fox Group.

(o)

Other than in relation to the competition law and regulatory approvals referred to in paragraphs (b)-(m) above, no Third Party having decided to take, institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference, or enacted, made or proposed any statute, regulation, decision or order, or having taken any other steps which would or might reasonably be expected to:

(i)

require, prevent or delay the divestiture, or alter the terms envisaged for any proposed divestiture by any member of the Wider 21st Century Fox Group or any member of the Wider Sky Group of all or any portion of their respective businesses, assets or property or impose any limitation on the ability of any of them to conduct their respective businesses (or any of them) or to own any of their respective assets or properties or any part thereof which in any such case would be material in the context of the Wider Sky Group taken as a whole;

(ii)	require, prevent or delay the divestiture by any member of the Wider 21st Century Fox Group of any shares or other securities in Sky;

(iii)

impose any limitation on, or result in a delay in, the ability of any member of the Wider 21st Century Fox Group directly or indirectly to acquire or to hold or to exercise effectively any rights of ownership in respect of shares or loans or securities convertible into shares or any other securities (or the equivalent) in any member of the Wider Sky Group or the Wider 21st Century Fox Group or to exercise management control over any such member, in each case, to an extent which is material;

(iv)	otherwise adversely affect the business, assets, profits or prospects of any member of the Wider 21st Century Fox Group or of any member of the Wider Sky Group;

(v)

make the Acquisition or its implementation or the acquisition or proposed acquisition by 21st Century Fox or any member of the Wider 21st Century Fox Group of any shares or other securities in, or control of Sky void, illegal, and/or unenforceable under the laws of any jurisdiction, or otherwise, directly or indirectly, restrain, restrict, prohibit, delay or otherwise interfere with the same, or impose material additional conditions or obligations with respect thereto, or otherwise challenge or interfere therewith;

(vi)

require any member of the Wider 21st Century Fox Group or the Wider Sky Group to offer to acquire any shares or other securities (or the equivalent) or interest in any member of the Wider Sky Group or the Wider 21st Century Fox Group owned by any third party where such acquisition would be material in the context of the Wider Sky Group taken as a whole or, as the case may be, the Wider 21st Century Fox Group taken as a whole;

(vii)	impose any limitation on the ability of any member of the Wider Sky Group to co-ordinate its business, or any part of it, with the businesses of any other members; or

(viii)	result in any member of the Wider Sky Group ceasing to be able to carry on business under any name under which it presently does so,

and all applicable waiting and other time periods during which any such Third Party could institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference or any other step under the laws of any jurisdiction in respect of the Acquisition or the acquisition or proposed acquisition of any Sky Shares having expired, lapsed or been terminated.

(p)

In addition to the competition law and regulatory approvals referred to in paragraphs (b)-(m) above, all necessary filings or applications having been made in connection with the Acquisition and all statutory or regulatory obligations in any jurisdiction having been complied with in connection with the Acquisition or the acquisition by any member of the Wider 21st Century Fox Group of any shares or other securities in, or control of, Sky and all authorisations, orders, recognitions, grants, consents, licences, confirmations, clearances, permissions and approvals or the proposed acquisition of any shares or other securities in, or control of, Sky by any member of the Wider 21st Century Fox Group having been obtained in terms and in a form satisfactory to 21st Century Fox from all appropriate Third Parties or persons with whom any member of the Wider Sky Group has entered into contractual arrangements and all such authorisations, orders, recognitions, grants, consents, licences, confirmations, clearances, permissions and approvals together with all authorisations orders, recognitions, grants, licences, confirmations, clearances, permissions and approvals necessary or appropriate to carry on the business of any member of the Wider Sky Group remaining in full force and effect and all filings necessary for such purpose have been made and there being no notice or intimation of any intention to revoke or not to renew any of the same at the time at which the Acquisition becomes otherwise unconditional and all necessary statutory or regulatory obligations in any jurisdiction having been complied with.

Certain matters arising as a result of any arrangement, agreement etc.

(q)

Except as Disclosed, there being no provision of any agreement, arrangement, licence, permit or other instrument to which any member of the Wider Sky Group is a party or by or to which any such member or any of its assets may be bound, entitled or subject, which in consequence of the Acquisition or the proposed acquisition of any shares or other securities in Sky or because of a change in the control or management of Sky or otherwise, could or might reasonably be expected to result in to an extent which is material in the context of the Wider Sky Group as a whole, or in the context of the Acquisition:

(i)

any moneys borrowed by or any other indebtedness (actual or contingent) of, or grant available to any such member, being or becoming repayable or capable of being declared repayable immediately or earlier than their or its stated maturity date or repayment date or the ability of any such member to borrow moneys or incur any indebtedness being withdrawn or inhibited or being capable of becoming or being withdrawn or inhibited;

(ii)

any such agreement, arrangement, licence, permit or instrument or the rights, liabilities, obligations or interests of any such member thereunder being terminated or modified or affected or any obligation or liability arising or any action being taken or arising thereunder;

(iii)

any assets or interests of any such member being or falling to be disposed of or charged or any right arising under which any such asset or interest could be required to be disposed of or charged other than in the ordinary course of business;

(iv)	the creation or enforcement of any mortgage, charge or other security interest over the whole or any part of the business, property or assets of any such member;

(v)

the rights, liabilities, obligations or interests of any such member in, or the business of any such member with, any person, firm or body (or any arrangement or arrangements relating to any such interest or business) being terminated, adversely modified or affected;

(vi)	the value of any such member or its financial or trading position or prospects being prejudiced or adversely affected;

(vii)	any such member ceasing to be able to carry on business under any name under which it presently does so; or

(viii)	the creation of any liability, actual or contingent, by any such member,

and no event having occurred which, under any provision of any agreement, arrangement, licence, permit or other instrument to which any member of the Wider Sky Group is a party or by or to which any such member or any of its assets may be bound, entitled or subject, would or might reasonably be expected to result in any of the events or circumstances as are referred to in sub-paragraphs (i) to (viii) of this condition.

No material transactions, claims or changes in the conduct of the business of the Sky Group

(r)	Except as Disclosed, no member of the Wider Sky Group having, since 30 June 2016:

(i)

save as between Sky and wholly-owned subsidiaries of Sky or for Sky Shares issued pursuant to the exercise of options or vesting of awards granted under the Sky Share Plans, issued, authorised or proposed the issue of additional shares of any class;

(ii)

save as between Sky and wholly-owned subsidiaries of Sky or for the grant of options and awards under the Sky Share Plans, issued or agreed to issue, authorised or proposed the issue of securities convertible into shares of any class or rights, warrants or options to subscribe for, or acquire, any such shares or convertible securities;

(iii)

other than to another member of the Sky Group, recommended, declared, paid or made or proposed to recommend, declare, pay or make any bonus, dividend or other distribution whether payable in cash or otherwise;

(iv)

save for intra-Sky Group transactions, merged or demerged with any body corporate or acquired or disposed of or transferred, mortgaged or charged or created any security interest over any assets or any right, title or interest in any asset (including shares and trade investments) or authorised or proposed or announced any intention to propose any merger, demerger, acquisition or disposal, transfer, mortgage, charge or security interest, in each case, other than in the ordinary course of business;

(v)	save for intra-Sky Group transactions, made or authorised or proposed or announced an intention to propose any material change in its loan capital;

(vi)

issued, authorised or proposed the issue of any debentures or (save for intra-Sky Group transactions), save in the ordinary course of business, incurred or increased any indebtedness or become subject to any contingent liability;

(vii)

purchased, redeemed or repaid or announced any proposal to purchase, redeem or repay any of its own shares or other securities or reduced or, save in respect to the matters mentioned in sub-paragraph (i) above, made any other change to any part of its share capital;

(viii)

implemented, or authorised, proposed or announced its intention to implement, any reconstruction, amalgamation, scheme, commitment or other transaction or arrangement otherwise than in the ordinary course of business or entered into or changed the terms of any contract with any director or senior executive;

(ix)

entered into or varied or authorised, proposed or announced its intention to enter into or vary any contract, transaction or commitment (whether in respect of capital expenditure or otherwise) which is of a long term, onerous or unusual nature or magnitude or which is or could be restrictive on the businesses of any member of the Wider Sky Group or the Wider 21st Century Fox Group or which involves or could involve an obligation of such a nature or magnitude or which is other than in the ordinary course of business and which, in any such case, is material in the context of the Wider Sky Group taken as a whole;

(x)

(other than in respect of a member which is dormant and was solvent at the relevant time) taken any corporate action or had any legal proceedings started or threatened against it for its winding-up, dissolution or reorganisation or for the appointment of a receiver, administrative receiver, administrator, trustee or similar officer of all or any of its assets or revenues or any analogous proceedings in any jurisdiction or had any such person appointed;

(xi)

entered into any contract, transaction or arrangement which would be restrictive on the business of any member of the Wider Sky Group or the Wider 21st Century Fox Group other than to a nature and extent which is normal in the context of the business concerned;

(xii)	waived or compromised any claim otherwise than in the ordinary course of business and which is material in the context of the Wider Sky Group taken as a whole;

(xiii)

entered into any contract, commitment, arrangement or agreement otherwise than in the ordinary course of business or passed any resolution or made any offer (which remains open for acceptance) with respect to or announced any intention to, or to propose to, effect any of the transactions, matters or events referred to in this condition and which is material in the context of the Wider Sky Group;

(xiv)	having made or agreed or consented to any change to:

(A)	the terms of the trust deeds constituting the pension scheme(s) established by any member of the Wider Sky Group for its directors, employees or their dependents;

(B)	the contributions payable to any such scheme(s) or to the benefits which accrue or to the pensions which are payable thereunder;

(C)	the basis on which qualification for, or accrual or entitlement to, such benefits or pensions are calculated or determined; or

(D)	the basis upon which the liabilities (including pensions) of such pension schemes are funded, valued or made;

(xv)

proposed, agreed to provide or modified the terms of any share option scheme, incentive scheme or other benefit relating to the employment or termination of employment of any person employed by the Wider Sky Group and in each case which is material in the context of the Wider Sky Group taken as a whole; or

(xvi)

having taken (or agreed or proposed to take) any action which requires, or would require, the consent of the Panel or the approval of Sky Shareholders in a general meeting in accordance with, or as contemplated by, Rule 21.1 of the City Code, and, for the purposes of paragraphs (iii), (iv), (v) and (vi) of this condition, the term Sky Group shall mean Sky and its wholly-owned subsidiaries.

No adverse change, litigation or regulatory enquiry

(s)	Except as Disclosed, since 30 June 2016:

(i)

no adverse change or deterioration having occurred in the business, assets, financial or trading position or profits or prospects of any member of the Wider Sky Group which is material in the context of the Wider Sky Group taken as a whole;

(ii)

no litigation, arbitration proceedings, prosecution or other legal proceedings to which any member of the Wider Sky Group is or may become a party (whether as a plaintiff, defendant or otherwise) and no investigation by any Third Party against or in respect of any member of the Wider Sky Group having been instituted announced or threatened by or against or remaining outstanding in respect of any member of the Wider Sky which is material in the context of the Wider Sky Group taken as a whole;

(iii)	no contingent or other liability having arisen or become apparent to 21st Century Fox which would be likely to materially and adversely affect any member of the Wider Sky Group, taken as a whole; and

(iv)

no steps having been taken which are likely to result in the withdrawal, cancellation, termination or modification of any licence held by any member of the Wider Sky Group which is necessary for the proper carrying on of its business.

No discovery of certain matters

(t)	Save as Disclosed, 21st Century Fox not having discovered:

(i)

that any financial, business or other information concerning the Wider Sky Group as contained in the information publicly disclosed at any time by or on behalf of any member of the Wider Sky Group is materially misleading, contains a material misrepresentation of fact or omits to state a fact necessary to make that information not materially misleading;

(ii)

that any member of the Wider Sky Group partnership, company or other entity in which any member of the Wider Sky Group has a significant economic interest and which is not a subsidiary undertaking of Sky is subject to any liability (contingent or otherwise) which is not disclosed in the annual report and accounts of Sky for the year ended 30 June 2016; or

(iii)	any information which affects the import of any information disclosed at any time by or on behalf of any member of the Wider Sky Group and which is material in the context of the Wider Sky Group.

(u)	21st Century Fox not having discovered that:

(i)

any past or present member of the Wider Sky Group has failed to comply with any and/or all applicable legislation or regulation, of any jurisdiction with regard to the storage, carriage, disposal, spillage, release, discharge, leak or emission of any waste or hazardous substance or any substance likely to impair the environment or harm human health or animal health or otherwise relating to environmental matters or the health and safety of humans, or that there has otherwise been any such storage, carriage, disposal, spillage, release, discharge, leak or emission (whether or not the same constituted a non-compliance by any person with any such legislation or regulations, and wherever the same may have taken place) any of which storage, carriage, disposal, spillage, release, discharge, leak or emission would be likely to give rise to any liability (actual or contingent) on the part of any member of the Wider Sky Group;

(ii)	there is, or is likely to be, for that or any other reason whatsoever, any liability (actual or contingent) of any past or present member of the Wider Sky Group to make good, repair,

reinstate or clean up any property now or previously owned, occupied, operated or made use of or controlled by any such past or present member of the Wider Sky Group, under any environmental legislation, regulation, notice, circular or order of any government, governmental, quasi-governmental, state or local government, supranational, statutory or other regulatory body, agency, court, association or any other person or body in any jurisdiction;

Anti-corruption, sanctions and criminal property

(v)	save as Disclosed, 21st Century Fox not having discovered that:

(i)

(a) any past or present member, director, officer or employee of the Wider Sky Group is or has at any time engaged in any activity, practice or conduct which would constitute an offence under the Bribery Act 2010, the US Foreign Corrupt Practices Act of 1977 or any other applicable anti-corruption legislation or (b) any person that performs or has performed services for or on behalf of the Wider Sky Group is or has at any time engaged in any activity, practice or conduct in connection with the performance of such services which would constitute an offence under the Bribery Act 2010, the US Foreign Corrupt Practices Act of 1977 or any other applicable anti-corruption legislation; or

(ii)	any asset of any member of the Wider Sky Group constitutes criminal property as defined by section 340(3) of the Proceeds of Crime Act 2002 (but disregarding paragraph (b) of that definition); or

(iii)

any past or present member, director, officer or employee of the Sky Group, or any other person for whom any such person may be liable or responsible, has engaged in any business with, made any investments in, made any funds or assets available to or received any funds or assets from: (a) any government, entity or individual in respect of which US or European Union persons, or persons operating in those territories, are prohibited from engaging in activities or doing business, or from receiving or making available funds or economic resources, by US or European Union laws or regulations, including the economic sanctions administered by the United States Office of Foreign Assets Control, or HM Treasury in the UK; or (b) any government, entity or individual targeted by any of the economic sanctions of the United Nations, the United States, the European Union or any of its member states; or

(iv)

no member of the Sky Group being engaged in any transaction which would cause 21st Century Fox to be in breach of any law or regulation upon its acquisition of Sky, including the economic sanctions of the United States Office of Foreign Assets Control, or HM Treasury in the UK, or any government, entity or individual targeted by any of the economic sanctions of the United Nations, the United States, the European Union or any of its member states.

Part B:	Waiver and Invocation of the Pre-Conditions and Conditions

21st Century Fox reserves the right, subject to and in accordance with the terms of the Co-operation Agreement, to waive, in whole or in part, all or any of the Pre-Conditions in Appendix 1 of this Announcement only with the prior written consent of Sky such consent not to be unreasonably withheld or delayed (it being acknowledged and agreed by 21st Century Fox that for Sky to withhold or delay consent in circumstances where Sky reasonably considers that there is a risk that the Acquisition will lapse under Rule 12.1 of the City Code would not be unreasonable for these purposes, or the Conditions in Part A above, except for Condition (a) (Scheme approval) which cannot be waived. Once the Pre-Conditions have been satisfied (or waived, as applicable), the Acquisition will be subject to the satisfaction (or waiver, if permitted) of the Conditions in Part A above, and to certain further terms set out in Part D below, and to the full terms and conditions which will be set out in the Scheme Document. In the event that any or all of the Pre-Conditions are waived (rather than satisfied), they will remain as Conditions to the Acquisition, such Conditions being substantially in the form set out in paragraphs (b), (c), (f) and (g) (inclusive) of Part A of Appendix 2 to this Announcement.

The Pre-Conditions and Conditions (b) to (v) (inclusive) must be fulfilled, or waived by, no later than the appointed time of the Scheme Court Hearing, failing which the Scheme will lapse. 21st Century Fox shall be under no obligation to waive or treat as satisfied any of the Pre-Conditions or Conditions which are capable of waiver by a date earlier than the latest date specified above for the fulfilment or waiver thereof, notwithstanding that the other Pre-Conditions or Conditions to the Acquisition may at such earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that any of such Pre-Conditions or Conditions may not be capable of fulfilment.

21st Century Fox has also agreed not to acquire any interest in Sky Shares or take any other action which would fall within Rule 9 of the City Code from the date of this Announcement until the earlier of (i) the date occurring 6 months following the date of termination of the Co-operation Agreement and (ii) the date on which the Acquisition lapses and Rule 35.1 of the Code applies to 21st Century Fox, save in the circumstances set out in Note (a)(i) to (iii) on Rules 35.1 and 35.2 of the City Code. If 21st Century Fox is required by the Panel to make an offer for Sky Shares under the provisions of Rule 9 of the City Code, 21st Century Fox may make such alterations to any of the above Pre-Conditions, Conditions and further terms of the Acquisition as are necessary to comply with the provisions of that Rule.

If the Pre-Condition set out in:

(a)

paragraph (a) or (c) (European Commission or CMA clearance) is waived (which 21st Century Fox has agreed not to do without the prior consent of Sky such consent not to be unreasonably withheld, conditioned or delayed under the terms of the Co-operation Agreement), the Scheme or Offer (as applicable) will lapse if: (i) after the point at which the Pre-Condition is waived, the European Commission either initiates Phase 2 proceedings in respect of the Acquisition before the Court Meeting and the Sky General Meeting; or (ii) the European Commission makes a referral to a competent authority of the United Kingdom under Article 9(1) of the Regulation and, after the point at which the Pre-Condition is waived, the CMA then initiates a Phase 2 reference in respect of the Acquisition;

(b)

paragraphs (b) or (d) (Secretary of State clearance) is waived (which 21st Century Fox has agreed not to do without the prior consent of Sky such consent not to be unreasonably withheld, conditioned or delayed under the terms of the Co-operation Agreement), the Scheme or Offer (as applicable) will lapse if, after the point at which the Pre-Condition is waived, a Phase 2 reference to the CMA is initiated in respect of the Acquisition.

Part C:	Implementation by way of Offer

21st Century Fox reserves the right (with the consent of the Panel) and subject to and in accordance with the terms of the Co-operation Agreement to implement the Acquisition by way of an Offer. Save where a switch to an offer is with the agreement of Sky, the acceptance condition to such Offer will be no less than the percentage of Sky Shares to which the offer relates which is equal to a majority of the entire issued Sky Shares excluding Sky Shares held by 21st Century Fox or its Affiliates and shall not be capable of being waived below that level. In such an event, the Offer shall include conditions to the implementation of the Acquisition that, in the aggregate are not more onerous to fulfil than the Conditions, subject to any modifications or amendments which may be required by the Panel (including the amendment referred to in Part B of Appendix 2 to this Announcement) or which are necessary as a result of the election by 21st Century Fox to implement the Acquisition by way of an Offer. Further, if sufficient acceptances of the Offer are received and/or sufficient Sky Shares are otherwise acquired, it is the intention of 21st Century Fox to apply the provisions of the Companies Act to compulsorily acquire any outstanding Sky Shares to which such Offer relates.

Part D:	Certain further terms of the Acquisition

The availability of the Acquisition to persons not resident in the UK may be affected by the laws of the relevant jurisdictions. Persons who are not resident in the UK should inform themselves about, and observe, any applicable requirements. Sky Shareholders who are in any doubt about such matters should consult an appropriate independent professional adviser in the relevant jurisdiction without delay.

This Acquisition will be governed by English law and be subject to the jurisdiction of the English courts and to the Conditions set out in the formal Scheme Document. The Acquisition will comply with the applicable rules and regulations of the Financial Conduct Authority and the London Stock Exchange and the City Code.

Each of the Pre-Conditions and Conditions shall be regarded as a separate Pre-Condition or Condition, as applicable, and shall not be limited by reference to any other Pre-Condition or Condition.

Sky Shares which will be acquired under the Acquisition will be acquired fully paid and free from all liens, equities, charges, encumbrances, options, rights of pre-emption and any other third party rights and interests of any nature and together with all rights now or hereafter attaching or accruing to them, including voting rights and the right to receive and retain in full all dividends and other distributions (if any) declared, made or paid on or after the Effective Date.

If any dividend, or other distribution is announced, declared, made or paid in respect of the Sky Shares on or after the date of this Announcement and prior to the Effective Date, other than any Permitted Dividend, or in excess of any Permitted Dividend, 21st Century Fox reserves the right to reduce the Cash Consideration by the amount of all or part of any such excess, in the case of a Permitted Dividend, or otherwise by the amount of all or part of any such dividend or other distribution.

APPENDIX 3

IRREVOCABLE UNDERTAKINGS

Sky Independent Committee members’ Irrevocable Undertakings

The following persons have given irrevocable undertakings to vote in favour of the Scheme at the Court Meeting and the resolutions to be proposed at the Sky General Meeting in relation to the following Sky Shares:

Name of Sky Shareholder	Number of Sky Shares	Percentage of Sky issued share capital
Tracy Clarke	3,731	0.0002%
Jeremy Darroch	689,871	0.0401%
Martin Gilbert	6,955	0.0004%
Adine Grate	29,394	0.0017%
Andrew Griffith	172,445	0.0100%
Matthieu Pigasse	7,016	0.0004%
Andrew Sukawaty	3,887	0.0002%

The undertakings shall lapse if: 21st Century Fox announces, with the consent of the Panel, that it does not intend to make or proceed with the Acquisition; if the Scheme or any resolution is not approved by the requisite majority at a Court Meeting or a Sky General Meeting, respectively; if the Acquisition is implemented by way of an Offer, an offer document is not posted to Sky Shareholders within the permitted period under the City Code; if the Scheme lapses or is withdrawn; or if the Scheme Long Stop Date is reached without the Acquisition having completed.

APPENDIX 4

SOURCES OF INFORMATION AND BASES OF CALCULATION

In this Announcement, unless otherwise stated, or the context otherwise requires, the following bases and sources have been used:

1.	The financial information relating to the Sky Group has been extracted or derived from the Annual Report for Sky for the year ended 30 June 2016.

2.

As at the close of business on 14 December 2016 (being the last Business Day prior to the date of this Announcement), Sky had in issue 1,719,017,230 ordinary shares, of which 9,403,347 are held in ESOP. 21st Century Fox holds 672,783,139 ordinary shares in Sky giving a total number of outstanding shares excluding those owned by 21st Century Fox of 1,046,234,091.

3.

Pursuant to the terms of a voting agreement signed by Sky, 21st Century Fox and certain of their affiliates in 2005, the voting interest of 21st Century Fox (including its affiliates and any parties acting in concert with it) in Sky is limited to 37.19%. The provisions of the voting agreement will cease to apply on a change of control of Sky and in certain other circumstances.

4.	Any reference to the fully diluted share capital of Sky not owned by 21st Century Fox is based on:

(a)	the 1,046,234,091 Sky Shares referred to in paragraph 2 above; and

(b)

40,312,680 Sky Shares which may be issued on or after the date of this Announcement on the exercise of options or vesting of awards under the Sky Share Plans as agreed in the Co-operation Agreement and net of the shares in ESOP.

5.

Any reference to the value of the fully diluted share capital of Sky, excluding the Sky Shares already owned by 21st Century Fox, is based on the price of £10.75 per Sky Share and the number of Sky Shares not owned by 21st Century Fox referred to in paragraph 4 above.

6.	Unless otherwise stated, all prices and closing prices for Sky Shares are closing middle market quotations derived from the London Stock Exchange Daily Official List (SEDOL).

7.

The premium calculations to the price per Sky Share have been calculated by reference to a price of £7.69 per Sky Share, being the Closing Price on 6 December 2016, the last Business Day before the date on which an initial proposal was received from 21st Century Fox by Sky and by reference to a price of £7.90 per Sky Share, being the closing price on 8 December 2016, the last Business Day before the start of the Offer Period.

8.

The enterprise value of Sky is based on Sky’s fully diluted share capital by applying the offer price, plus Sky’s net debt of £6,218m, less proceeds from the exercise of options of £81 million, investments in joint ventures and associates of £123 million and available-for-sale investments of £71 million as at 30 June 2016 as set out in Sky’ Annual Report for the year ended 30 June 2016.

9.

The acquisition multiple of approximately 11.4x times Sky’s Adjusted EBITDA for twelve month period ended 30 June 2016 was calculated as a ratio of Enterprise Value (as defined above) to Adjusted EBITDA for the twelve month period ended 30 June 2016 (as defined below).

10.	Sky’s Adjusted EBITDA for the twelve month period ended 30 June 2016 was £2,178 million as reported by Sky.

APPENDIX 5

DEFINITIONS

21st Century Fox means 21st Century Fox Inc., a company incorporated in Delaware with registered office in 1211 Avenue of the Americas, New York, New York 10036;

21st Century Fox Board means the 21st Century Fox Directors collectively;

21st Century Fox Directors means the directors of 21st Century Fox at the date of this Announcement or, where the context so requires, the directors of 21st Century Fox from time to time; and

21st Century Fox Group means 21st Century Fox and its Subsidiaries and subsidiary undertakings from time to time;

Acquisition means the proposed acquisition by 21st Century Fox (or its nominee(s)) of the entire issued and to be issued share capital of Sky other than the Excluded Shares, to be implemented by means of the Scheme as described in this Announcement (or, should 21st Century Fox so elect, by the Offer under certain circumstances described in this Announcement);

Adjusted EBITDA means the profit generated by the Sky business, excluding depreciation and amortisation costs. For the purposes of understanding the underlying performance of the Sky Group, the measure also excludes items that may distort comparability;

ADR means an American Depositary Receipt created pursuant to the deposit agreement between Sky and BNY dated 9 December 2002 and as amended and restated as of 28 May 2010 and trading on the over-the-counter market in the US;

Affiliates means in relation to a party, any person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the party, and for these purposes a party shall be deemed to control a person if such party possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the person, whether through the ownership of over 50 per cent. of the voting securities or the right to appoint over 50 per cent. of the relevant board of directors by contract or otherwise, but, in relation to 21st Century Fox, specifically excluding Sky and each other member of the Sky Group;

Agreed Switch shall have the meaning given to it in the Co-operation Agreement;

Announcement means this announcement made pursuant to Rule 2.7 of the City Code;

associated undertaking has the meaning given by paragraph 19 of Schedule 6 to the Large and Medium-sized Companies and Groups (Accounts and Reports) Regulations 2008 other than paragraph 19(1)(b) of Schedule 6 to those Regulations which shall be excluded for this purpose;

Barclays means Barclays Bank PLC, acting through its Investment Bank;

BNY means the Bank of New York Mellon;

Break Payment Event means an event which triggers a break payment as set out in Section 12 of this Announcement;

Business Day means a day, (other than a Saturday, Sunday, public or bank holiday) on which banks are generally open for business in London and New York;

Cash Consideration means the cash amount of £10.75 payable by 21st Century Fox under the Acquisition in respect of each Sky Share, as adjusted in accordance with the terms of the Acquisition as set out in this Announcement;

CAT means the Competition Appeal Tribunal;

City Code means the City Code on Takeovers and Mergers;

Closing Price means the closing middle market quotation of a share derived from the Daily Official List of the London Stock Exchange;

CMA means the Competition and Markets Authority;

Companies Act means the Companies Act 2006;

Conditions means the conditions to the Acquisition set out in Part A of Appendix 2, to this Announcement;

Confidentiality Agreement means the confidentiality agreement entered into between Sky and 21st Century Fox, effective 13 December 2016;

Co-operation Agreement means the agreement entered into on or around the date of this Announcement between 21st Century Fox and Sky and relating, amongst other things, to the implementation of the Acquisition;

Court means the High Court of Justice in England and Wales;

Court Meeting means the meeting or meetings of the Unaffiliated Sky Shareholders to be convened by order of the Court pursuant to Part 26 of the Companies Act for the purpose of considering and, if thought fit, approving the Scheme (with or without amendment approved or imposed by the Court and agreed to by 21st Century Fox and Sky) including any adjournment, postponement or reconvention of any such meeting, notice of which shall be contained in the Scheme Document;

CREST means the relevant system (as defined in the Uncertificated Securities Regulations 2001 (SI 2001/3755) in respect of which Euroclear UK & Ireland Limited is the Operator (as defined in the Regulations);

Disclosed means the information which has been fairly disclosed (i) in the Annual Report and Accounts for Sky for the year ended 30 June 2016 or Sky’s quarterly trading update for the period ending 30 September 2016, (ii) in any public announcement by Sky prior to the date of this Announcement by way of any Regulatory Information Service (including information the availability of which has been announced by way of any Regulatory Information Service), or (iii) in this Announcement;

Disclosure Guidance and Transparency Rules means the disclosure guidance and transparency rules made by the FCA under section 73A of the Financial Services and Markets Companies Act 2000, as amended from time to time;

Deutsche Bank means Deutsche Bank AG, London Branch;

Effective Date means:

(a)	if the Acquisition is implemented by way of a Scheme, the date on which the Scheme becomes effective in accordance with its terms; or

(b)	if the Acquisition is implemented by way of an Offer, the date on which such Offer becomes or is declared unconditional in all respects;

ESOP means the Sky Employee Share Ownership Plan, a trust which was established to satisfy the awards made to participants of Sky’s employee share plans;

EU Merger Regulation means Council Regulation (EC) No 139/2004 of 20 January 2004 on the control of concentrations between undertakings;

Excluded Shares any Sky Shares beneficially held by any member of the 21st Century Fox Group or any Affiliate of 21st Century Fox at the date of the Scheme or, if 21st Century Fox elects to implement the Acquisition by way of the Offer, at the date of the Offer for the purposes of section 975 of the Companies Act;

FCA means the Financial Conduct Authority;

Independent Committee means the committee of independent directors of Sky established for the purposes of considering the Acquisition and comprises six independent non-executive directors, Martin Gilbert (Deputy Chairman), Andrew Sukawaty (Senior Independent Director), Tracy Clarke, Adine Grate, Matthieu Pigasse and Katrin Wehr-Seiter, and two executive directors, Jeremy Darroch and Andrew Griffith;

J.P. Morgan means J.P. Morgan Securities LLC, together with its affiliate J.P. Morgan Limited;

Listing Rules means the listing rules made by the FCA under section 73A of the Financial Services and Markets Act 2000, as amended from time to time;

London Stock Exchange means London Stock Exchange plc;

Meetings means the Court Meeting and the Sky General Meeting;

Morgan Stanley means Morgan Stanley & Co International plc;

Offer means, if the Acquisition is implemented by way of a takeover offer (as that term is defined in section 974 of the Companies Act), the offer to be made by or on behalf of 21st Century Fox, or an Affiliate thereof, to acquire the entire issued and to be issued share capital of Sky (other than the Excluded Shares) including, where the context admits, any subsequent revision, variation, extension or renewal of such offer;

Offer Period means the period commencing on 9 December 2016 and ending on (i) the earlier of the date on which the Scheme becomes effective and/or the date on which the Scheme lapses or is withdrawn (or such other date as the Panel may decide) or (ii) the earlier of the date on which the Offer has become or has been declared unconditional as to acceptances and/or the date on which the Offer lapses or is withdrawn (or such other date as the Panel may decide), in each case other than where such lapsing or withdrawal is a result of 21st Century Fox exercising its right to implement the Acquisition by way of an Offer;

Official List means the official list maintained by the UK Listing Authority pursuant to Part 6 of the Financial Services and Markets Act 2000;

Opening Position Disclosure means an announcement containing details of interests or short positions in, or rights to subscribe for, any relevant securities of a party to the offer if the person concerned has such a position, as defined in Rule 8 of the City Code;

Overseas Shareholders means Sky Shareholders who are resident in, ordinarily resident in, or citizens of, jurisdictions outside the UK;

Panel means the UK Panel on Takeovers and Mergers;

Permitted Dividend means the dividends payable by Sky after the date of this Announcement to which Sky Shareholders may be entitled without such dividends reducing the £10.75 per Sky Share payable pursuant to the terms of the Acquisition as set out in this Announcement;

Permitted Switch shall have the meaning given to it in the Co-operation Agreement;

Phase 2 CMA Reference means a reference to the chair of the CMA for the constitution of a group under Schedule 4 to the Enterprise and Regulatory Reform Act 2013;

PJT Partners means PJT Partners (UK) Limited;

Pre-Conditions means the Pre-Conditions to the Acquisition, as set out in Appendix 1;

Registrar of Companies means the Registrar of Companies in England and Wales;

Regulation means the Council Regulation (EC) 139/2004 (as amended);

Regulatory Long Stop Date means 22 December 2017, provided that if any regulatory clearances or authorisations have not been satisfied by that date (as notified in writing by 21st Century Fox to Sky within ten (10) Business Days after such date), the Regulatory Long Stop Date shall be 15 August 2018;

Relevant Authority means any central bank, ministry, governmental, quasigovernmental, supranational (including the European Union), statutory, regulatory or investigative body, authority or tribunal (including any national or supranational antitrust, competition or merger control authority, any sectoral ministry or regulator and any foreign investment review body), national, state, municipal or local government (including any subdivision, court, tribunal, administrative agency or commission or other authority thereof), any entity owned or controlled by them, any private body exercising any regulatory, taxing, importing or other authority, trade agency, association, institution or professional or environmental body in any jurisdiction;

Restricted Jurisdiction means any jurisdiction where local laws or regulations may result in a significant risk of civil, regulatory or criminal exposure if information concerning the Acquisition is sent or made available to Sky Shareholders in that jurisdiction;

Scheme means the proposed scheme of arrangement under Part 26 of the Companies Act between Sky and Sky Shareholders to implement the Acquisition to be set out in the Scheme Document, with or subject to any modification, addition or condition approved or imposed by the Court and agreed to by 21st Century Fox and Sky;

Scheme Court Hearing means the Court hearing at which Sky will seek an order sanctioning the Scheme pursuant to Part 26 of the Companies Act;

Scheme Court Order means the order of the Court sanctioning the Scheme under section 899 of the Companies Act;

Scheme Document means the document to be dispatched to Sky Shareholders including the particulars required by section 897 of the Companies Act;

Scheme Long Stop Date means 15 October 2018;

Scheme Record Time means the time and date specified as such in the Scheme Document, expected to be 6.00 p.m. on the Business Day immediately preceding the date of the Scheme Court Hearing, or such later time as 21st Century Fox and Sky may agree;

Scheme Shareholders means holders of Scheme Shares;

Scheme Shares means together:

(a)	the Sky Shares in issue at the date of the Scheme Document and which remain in issue at the Scheme Record Time;

(b)	any Sky Shares issued after the date of the Scheme Document and prior to the Voting Record Time which remain in issue at the Scheme Record Time; and

(c)

any Sky Shares issued at or after the Voting Record Time and prior to the Scheme Record Time in respect of which the original or any subsequent holder thereof is bound by the Scheme, or shall by such time have agreed in writing to be bound by the Scheme and, in each case, which remain in issue at the Scheme Record Time, excluding, in any case, any Sky Shares held by or on behalf of 21st Century Fox or the 21st Century Fox Group at the Scheme Record Time.

Secretary of State has the meaning given to it in the Enterprise Act 2002;

significant interest means a direct or indirect interest in ten per cent. or more of the equity share capital (as defined in the Companies Act);

Sky means Sky plc, incorporated in England and Wales with registered number 02247735;

Sky ADRs means the ADRs each evidencing four Sky Shares in the capital of Sky;

Sky Board means the Sky Directors collectively;

Sky Directors means the directors of Sky as at the date of this Announcement or, where the context so requires, the directors of Sky from time to time;

Sky General Meeting means the general meeting of the Sky Shareholders (including any adjournment thereof) to be convened for the purpose of considering, and if thought fit, approving the shareholder resolutions necessary to enable Sky to implement the Acquisition, notice of which shall be contained in the Scheme Document;

Sky Group means Sky and its Subsidiaries and subsidiary undertakings (unless otherwise stated);

Sky Shareholders means the holders of Sky Shares from time to time;

Sky Shares means the ordinary shares of 50 pence each in the capital of Sky;

Sky Share Plans means the Sky 2008 Long-Term Incentive Plan, the Sky Management Long-Term Incentive Plan, the Sky Sharesave Scheme, the Sky 2013 Sharesave Scheme, the Sky 2005 Irish Sharesave Scheme, the Sky 2016 Irish Sharesave Scheme and the Sky 2015 International Sharesave Scheme;

Sky UK Pension Schemes means the Sky Pension Plans, being the Sky Group’s defined contributions pension schemes in the UK;

significant interest means a direct or indirect interest in ten per cent. or more of the equity share capital (as defined in the Companies Act);

Subsidiary has the meaning given in section 1159 of the Companies Act;

subsidiary undertaking has the meaning given to it in the Companies Act;

Unaffiliated Sky Shareholders means the Sky Shareholders other than 21st Century Fox or any of its Affiliates;

undertaking has the meaning given to it in section 1162 of the Companies Act;

UK means the United Kingdom of Great Britain and Northern Ireland;

UK Listing Authority means the FCA as the authority for listing in the UK when it is exercising its powers under Part 6 of the Financial Services and Markets Act 2000 as amended;

US means the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia;

US Exchange Act means the US Securities Exchange Act 1934;

Voting Agreement has the meaning in Section 13 of this Announcement;

Voting Record Time means the time and date specified in the Scheme Document by reference to which entitlement to vote at the Court Meeting will be determined, expected to be 6.00 p.m. on the day two days prior to the Court Meeting or any adjournment thereof (as the case may be);

Wider 21st Century Fox Group means 21st Century Fox and its subsidiary undertakings, associated undertakings and any other undertaking in which 21st Century Fox and/or such undertakings (aggregating their interests) have a significant interest but excluding, for the avoidance of doubt, the Wider Sky Group; and

Wider Sky Group means Sky and its subsidiary undertakings, associated undertakings and any other undertaking in which Sky and/or such undertakings (aggregating their interests) have a significant interest but excluding, for the avoidance of doubt, the Wider 21st Century Fox Group.

All references to GBP, pence, Sterling, Pounds sterling, p or £ are to the lawful currency of the United Kingdom.

All references to statutory provision or law or to any order or regulation shall be construed as a reference to that provision, law, order or regulation as extended, modified, replaced or re-enacted from time to time and all statutory instruments, regulations and orders from time to time made thereunder or deriving validity therefrom.

All the times referred to in this Announcement are London times unless otherwise stated.

References to the singular include the plural and vice versa.